Exhibit 10.3

Pages where confidential treatment has been requested are stamped “Confidential Treatment Requested.” The redacted materials have been separately filed with the SEC; the appropriate section has been marked at the appropriate place with a “*.”

ROYALTY AGREEMENT

among

STONEHOUSE CAPITAL LTD.

WORLDSPACE, INC.

WORLDSPACE INTERNATIONAL NETWORK INC.

AND

WORLDSPACE SATELLITE COMPANY LTD.

Dated as of September 30, 2003

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Section 5.13	Entire Agreement	15
Section 5.14	Additional Exhibits	15
Section 5.15	Tax Disclosure	16

EXHIBITS

Exhibit A	Form of Control Agreement

Exhibit B	Funding Expenditure Plan

Exhibit C	Dispute Resolution Procedures

Exhibit D	Financial Model

Exhibit E	Annual Operating Budget

Exhibit F	Operating and Marketing Plan

Exhibit G	Restructuring Agreement

- ii -

ROYALTY AGREEMENT

THIS ROYALTY AGREEMENT (this “Agreement”) dated as of September 30, 2003 (the “Execution Date”), is by and between (1) Stonehouse Capital Ltd., a Cayman Islands corporation (“Stonehouse”), and (2) WorldSpace, Inc., a Maryland corporation (“WSI”), WorldSpace International Network Inc., a company organized under the International Business Companies Act of the British Virgin Islands (“WIN”), WorldSpace Satellite Company Ltd., a company organized under the International Business Companies Act of the British Virgin Islands (“WSC”). WSI, WIN and WSC are collectively referred to as the “WorldSpace Parties.”

RECITALS

A. The parties are parties to a Restructuring Agreement of even date herewith, a copy of which is attached hereto as Exhibit G (the “Restructuring Agreement”) pursuant to which Stonehouse is releasing and discharging the obligations of the WorldSpace Parties under that certain Amended and Restated Loan Agreement and Guarantee dated as of April 21, 2000, simultaneously with the execution and delivery of this Agreement.

B. The Restructuring Agreement provides for the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 General Definitions. Wherever used in this Agreement, the following terms have the meanings opposite them:

“Affiliate”	with respect to any entity, any entity that controls, is controlled by, or is under common control with the entity in question. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise;

“Agreement”	has the meaning ascribed thereto in the Preamble hereof;

“Annual Operating Budget”	has the meaning ascribed thereto in Section 5.14(b) hereof;

“Code”	has the meaning ascribed thereto in Section 2.01(b) hereof;

“Current Shareholders”	the parties who, at any time prior to the Effective Date, were shareholders of WSI or any of its Affiliates or

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subsidiaries or who are Affiliates, family members or other relatives of any parties who were shareholders of WSI or any of its Affiliates or subsidiaries on or prior to the Effective Date; provided, that “Current Shareholders” does not include any of the WorldSpace Parties or any direct or indirect wholly-owned subsidiaries thereof;

“Distribution Calculation Year”	has the meaning ascribed thereto in Section 4.03(a) hereof;

“Distribution Payment Year”	has the meaning ascribed thereto in Section 4.03(a) hereof;

“Distributions”	dividends or similar distributions, return of capital, payments with respect to loans by or to, or other payments (other than reasonable salaries or similar compensation for services) made by any of the WorldSpace Parties to any Current Shareholders or any successors, transferees or assignees thereof (whether made in respect of shares or loans acquired or made by any Current Shareholders prior or subsequent to the Effective Date) or any other payments of any kind by any of the WorldSpace Parties with respect to Subordinate Loans; provided, that “Distributions” will not include any dividends, similar distributions or return of capital paid in respect of any shares acquired by any Current Shareholders in a Qualifying Public Offering pursuant to the prospectus used in such Qualifying Public Offering or acquired by any Current Shareholders in the open market at any time after the Qualifying Public Offering, unless such shares were acquired pursuant to options, warrants or similar rights awarded to any Current Shareholders prior to such Qualifying Public Offering or unless such shares were acquired, directly or indirectly, in substitution or exchange for shares held by any of the Current Shareholders prior to such Qualifying Public Offering;

“Dollars”	the lawful currency of the United States of America, also represented herein with the “$” sign;

“Effective Date”	the date of the Restructuring (as defined in the Restructuring Agreement);

“EBITDA”	earnings before interest, taxes, depreciation and amortization (including, without limitation, the amortization of goodwill and other intangibles) and before any extraordinary losses or writedowns of assets, and without reduction for loss carryovers from prior periods;

“Eliminated WorldSpace Party”	has the meaning ascribed thereto in Section 2.02(a) hereof;

“Excess Funds”	with respect to any Royalty Calculation Year, those funds which have been earned by WSI in such Royalty Calculation Year and, as of the last day of such Royalty Calculation Year, have not been spent by WSI, minus the amount of the Royalty Payment which will be owed to Stonehouse with respect to such Royalty Calculation Year (and to be paid by the Second Payment Date following such Royalty Calculation Year), it being acknowledged and agreed that the determination of the amount of Excess Funds applicable to a Royalty Calculation Year will be made from the consolidated audited financial statements of WSI no later than one hundred twenty (120) calendar days following the end of such Royalty Calculation Year;

“Execution Date”	has the meaning ascribed thereto in the Preamble hereof;

“Financial Model”	has the meaning ascribed thereto in Section 5.14(a) hereof;

“First Payment Date”	for any Royalty Calculation Year, the date that is sixty (60) calendar days after the end of such Royalty Calculation Year;

“Interim Payment”	for any Royalty Calculation Year, an amount equal to eighty percent (80%) of the Royalty Payment for such Royalty Calculation Year, as estimated in good faith by WSI on the basis of the best information reasonably available thirty (30) calendar days after the end of such Royalty Calculation Year;

“LIBOR”	British Bankers’ Association interbank offered rate for deposits in the loan currency;

“New Investment”	all of the investment (whether debt, equity or other form of investment, or a combination thereof) made in WSI (and/or one or more direct or indirect subsidiaries one hundred percent (100%) of whose revenues are included in WorldSpace EBITDA as of the Effective Date) subsequent to the Execution Date to and including the Effective Date, from any party or parties who, prior to the Execution Date, are not shareholders of WSI or any of its Affiliates or subsidiaries and are not Affiliates, family members or other relatives of any such shareholders;

“New Loan Documentation”	has the meaning ascribed thereto in the Restructuring Agreement;

“Operating and Marketing Plan”	has the meaning ascribed thereto in Section 5.14(c) hereof;

“Permitted Investments”	investments with maturities of six (6) months or less from the date of acquisition which are:

(i) Dollar denominated securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); or

(ii) time deposits and certificates of deposit of any commercial bank having capital and surplus in excess of five hundred million Dollars ($500,000,000) or its equivalent and having a rating on its commercial paper of at least A-1 or the equivalent thereof by Standard & Poor’s Corporation or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc.;

“Person”	any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, authority or any other entity whether acting in an individual, fiduciary or other capacity;

“Proceeds Portion”	in any Scale-Down Transaction, the portion of the proceeds (whether cash or property) of the sale or liquidation constituting such Scale-Down Transaction that is to be included in any Distributions;

“Qualifying Public Offering”	a firm commitment underwritten public offering of common stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, which results in (i) gross proceeds (before underwriting discounts and commissions) to WSI of at least $50,000,000 from purchasers thereunder which are not Affiliates of WSI, and (ii) an aggregate valuation of all the outstanding shares of WSI’s common stock on a fully-diluted basis immediately prior to consummation of the offering of at least $100,000,000;

“Reference Date”	December 31, 2002;

“Restructuring Agreement”	has the meaning ascribed thereto in the Recitals hereof;

“Royalty Calculation Year”	each calendar year during the Term;

“Royalty Payment”	for any Royalty Calculation Year, an amount equal to ten percent (10%) of WorldSpace EBITDA for such Royalty Calculation Year;

“Royalty Reserve Account”	has the meaning ascribed thereto in Section 2.01(b) hereof;

“Royalty Reserve Annual Account”	has the meaning ascribed thereto in Section 2.01(b) hereof;

“Scale-Down Fee”	has the meaning ascribed thereto in Section 2.02(a) hereof;

“Scale-Down Transaction”	has the meaning ascribed thereto in Section 2.02(a) hereof;

“Second Payment Date”	for any Royalty Calculation Year, the date that is one hundred eighty (180) calendar days after the end of such Royalty Calculation Year;

“Stonehouse”	has the meaning ascribed thereto in the Preamble hereof;

“Subordinate Loans”	has the meaning ascribed thereto in the Restructuring Agreement;

“Subordination Agreement”	has the meaning ascribed thereto in the Restructuring Agreement;

“Term”	January 1, 2003 to December 31, 2015, inclusive;

“Transaction Documents”	has the meaning ascribed thereto in the Restructuring Agreement;

“U.S. GAAP”	generally accepted accounting principles in the United States;

“WIN”	has the meaning ascribed thereto in the Preamble hereof;

“WorldSpace Enterprise”	has the meaning ascribed thereto in the Restructuring Agreement;

“WorldSpace Parties”	has the meaning ascribed thereto in the Preamble hereof;

“WorldSpace EBITDA”	the amount of EBITDA shown on WSI’s audited consolidated income statement for each year, prepared in accordance with U.S. GAAP, consistently applied, adjusted so that:

(a) WorldSpace EBITDA includes, with respect to any entities in which WSI has an ownership interest, directly or indirectly, of greater than fifty percent (50%) but less than one hundred percent (100%), only WSI’s pro rata portion of the EBITDA of such entities;

(b) WorldSpace EBITDA includes, with respect to any entities in which WSI has an ownership interest, directly or indirectly, of fifty percent (50%) or less, only amounts actually distributed to WSI in cash or property as dividends or similar distributions, return of capital, payments with respect to loans, or other payments (other than reasonable compensation for services); and

(c) WorldSpace EBITDA does not include, with respect to any WorldSpace Party that becomes an Eliminated WorldSpace Party, the EBITDA of such WorldSpace Party for any period after the date of the Scale-Down Transaction in connection with which such WorldSpace Party became an Eliminated WorldSpace Party;

“WSC”	has the meaning ascribed thereto in the Preamble hereof; and

“WSI”	has the meaning ascribed thereto in the Preamble hereof.

Section 1.02 Interpretation. Unless otherwise indicated in this Agreement:

(a) headings are for convenience only and do not affect the interpretation of this Agreement;

(b) words importing the singular include the plural and vice versa;

(c) a reference to an Exhibit, Article, party, Schedule or Section is a reference to that Article or Section of, or that Exhibit, party or Schedule to, this Agreement;

(d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(e) a reference to a party to any document includes that party’s successors and permitted assigns; and

(f) “including” and “include” shall be deemed to mean “including, without limitation” and “include, without limitation.”

For the avoidance of any doubt, in the event of any sale or transfer of assets to any party, including, without limitation, sales of less than all or substantially all of the assets of the WorldSpace Parties and sales of ownership interests in any entities, U.S. GAAP will govern whether and the extent to which the sale proceeds are taken into account in calculating WorldSpace EBITDA in the accounting period of such sale or transfer.

ARTICLE II

PAYMENTS

Section 2.01 Royalty Payments. (a) WSI will pay to Stonehouse the Royalty Payment for each Royalty Calculation Year, as follows: (i) the Interim Payment will be due and payable to Stonehouse not later than the First Payment Date for such Royalty Calculation Year; and (ii) the full amount of the Royalty Payment, less the amount of the Interim Payment previously paid to Stonehouse, will be due and payable to Stonehouse on the Second Payment Date for such Royalty Calculation Year.

(b) WSI will establish and maintain a segregated reserve account (the “Royalty Reserve Account”) with a subaccount for each Royalty Calculation Year (each such subaccount a “Royalty Reserve Annual Account”). Within forty-five (45) days after the beginning of each quarter during each Royalty Calculation Year, WSI will deposit into the Royalty Reserve Annual Account for such Royalty Calculation Year an amount equal to twenty-five percent (25%) of the Royalty Payment for such Royalty Calculation Year, as estimated in good faith by WSI on the basis of the best information then reasonably available; provided, that WSI will use its good faith and reasonable efforts to obtain, and provide to Stonehouse, information of detail and scope sufficient to make a meaningful estimate. If the estimated Royalty Payment for a Royalty Calculation Year changes from one quarter to the next, then the amount that WSI will deposit into the Royalty Reserve Annual Account during the quarter in which such estimate is changed will be adjusted to make up for the shortage (in the case of an increase in the estimate) or excess (in the case of a decrease in the estimate) in the amount or amounts deposited in such Royalty Reserve Annual Account in prior quarters of such Royalty Calculation Year. The amounts deposited in the Royalty Reserve Annual Account for any Royalty Calculation Year, together with the amount of any interest thereon, shall be applied toward the payment of WSI’s obligations under Section 2.01(a) due on the First Payment Date and/or the Second Payment Date for such Royalty Calculation Year, and (subject to the next sentence) the amounts contained in the Royalty Reserve Account or the Royalty Reserve Annual Account shall not be used for any other purpose without the prior written consent of Stonehouse (which consent shall be in the sole and absolute discretion of Stonehouse). Any balance remaining in the Royalty Reserve Annual Account for any Royalty Calculation Year after the Royalty Payment for such Royalty Calculation Year has been paid in full may be removed from the Royalty Reserve Account and applied as WSI determines to be appropriate, provided that, until the Term has ended, such application is in full compliance with all of the applicable terms and conditions of this Agreement (including, without limitation, Section 4.03 hereof). The Royalty Reserve Account and the Royalty Reserve Annual Account each constitute “Deposit Accounts” within the meaning of the Uniform Commercial Code as may be in effect in New York from time to time (the “Code”). Each Deposit Account is subject to the “control” (as set forth in the Code) of Stonehouse for the Term, as such “control” has been agreed to by the WorldSpace Parties, Stonehouse, and the bank with which the Royalty Reserve Account and the Royalty Reserve Annual Account are maintained, in an authenticated record in the form attached hereto as Exhibit A. Except to the extent Stonehouse may otherwise agree, funds in the Royalty Reserve Annual Account may only be invested in Permitted Investments.

Section 2.02 Scale-Down Fee. (a) If, during the Term, there is a transaction by an entity within the WorldSpace Enterprise that results in a sale of all or substantially all of the WorldSpace Parties’ assets (as they are reflected on the consolidated balance sheet of WSI at the Reference Date) or there is a liquidation of any of the WorldSpace Parties, and as a result of such transaction or liquidation subsequent Royalty Payments pursuant to Section 2.01 (or any other payments contemplated hereunder) are likely to be substantially reduced in the aggregate or terminated (a “Scale-Down Transaction”), then Stonehouse will be entitled, at its option, to receive a fee (the “Scale-Down Fee”) in lieu of future payments hereunder with respect to each of the WorldSpace Parties all or substantially all of the assets of which are being sold or which are being liquidated in such Scale-Down Transaction (each such WorldSpace Party with respect to which Stonehouse makes such an election is referred to herein as an “Eliminated WorldSpace Party”).

(b) In the event that Stonehouse elects to receive a Scale-Down Fee with respect to a Scale-Down Transaction, then WSI will pay to Stonehouse a Scale-Down Fee equal to sixty (60%) percent of the Proceeds Portion in such Scale-Down Transaction; provided, however, that such percentage will be reduced by ten (10%) percent thereof (i.e., from sixty percent (60%) to fifty-four percent (54%), then from fifty-four percent (54%) to forty-eight percent (48%), etc.) for each $50 million in payments actually made to Stonehouse theretofore under Section 2.01 and this Section 2.02. The receipt by Stonehouse of the Scale-Down Fee will not affect Stonehouse’s right to receive a Royalty Payment for the Royalty Calculation Year in which the Scale-Down Transaction occurs, and such Royalty Payment will be based upon a calculation of WorldSpace EBITDA that takes such Scale-Down Transaction into account in accordance with the definition of “WorldSpace EBITDA” in Section 1.01.

Section 2.03 Equalization Payment. Upon a sale or liquidation of the WorldSpace Enterprise at any time during the Term (whether by virtue of (a) sale of WorldSpace Parties and/or their Affiliates or (b) a sale of all or substantially all of the WSI assets, or (c) a bankruptcy or liquidation of WorldSpace Parties and/or their Affiliates or (d) a foreclosure on the WSI assets or the WorldSpace Parties by a WSI creditor), then to the extent that the total cumulative amount of Distributions received (including any Distributions received or to be received with respect to such sale or liquidation event) by Noah Samara (or any of his Affiliates or family members or other related parties) exceeds the cumulative amounts received (including amounts received or to be received with respect to such sale or liquidation event by Stonehouse under Sections 2.01 and 2.02 above), then Noah Samara will immediately pay Stonehouse a cash payment equal to one-half of such excess amount.

Section 2.04 Effectiveness. Notwithstanding any other provision of this Agreement, none of the WorldSpace Parties will have any obligation pursuant to Sections 2.01 or 2.02 or Article IV, and Noah Samara will have no obligation pursuant to Section 2.03, and Stonehouse will have no rights under any of those provisions, unless and until the Effective Date occurs. Immediately upon the occurrence of the Effective Date, the WorldSpace Parties will make any and all payments and deposits that would have theretofore been required under Sections 2.01 and 2.02 and Article IV but for this Section 2.04.

ARTICLE III

REPRESENTATIONS

Section 3.01 Representations of the WorldSpace Parties. Each of the WorldSpace Parties represents, warrants, and covenants, jointly and severally, to Stonehouse that as of the date of this Agreement and as of the Effective Date:

(a) Such WorldSpace Party is a legal entity duly organized and validly existing under the laws of the jurisdiction in which it is organized, and has the power and authority to carry on its business and to own its properties and assets and to execute, deliver and perform this Agreement;

(b) This Agreement has been duly and validly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity);

(c) Each of the representations and warranties made by the WorldSpace Parties (or any of them) in the Restructuring Agreement is incorporated herein by reference, without regard to Section 4.03 of the Restructuring Agreement, and is true and correct as of the Execution Date and as of the Effective Date; and

(d) All Charter Documents, financial reports and other documents required to be delivered to Stonehouse pursuant to the terms of the Transaction Documents are true, complete and accurate copies thereof.

Section 3.02 Representations of Stonehouse. Stonehouse represents, warrants, and covenants to the WorldSpace Parties that as of the date of this Agreement and as of the Effective Date:

(a) It is a legal entity duly organized and validly existing under the laws of the jurisdiction in which it is organized, and has the power and authority to carry on its business and to own its properties and assets and to execute, deliver and perform this Agreement;

(b) This Agreement has been duly and validly authorized, executed and delivered by it and constitutes its valid and legally binding obligation; and

(c) Each of the representations and warranties made by Stonehouse in Section 4.02 of the Restructuring Agreement is incorporated herein by reference, without regard to Section 4.03 of the Restructuring Agreement, and is true and correct as of the Execution Date and as of the Effective Date.

ARTICLE IV

COVENANTS

Section 4.01 Reporting. (a) On or prior to the First Payment Date for each Royalty Calculation Year, WSI will use its good faith and reasonable efforts to obtain, and provide to Stonehouse, information of detail and scope sufficient to make a meaningful estimate of the Royalty Payment for such Royalty Calculation Year.

(b) Not later than one hundred twenty (120) days after the end of each Royalty Calculation Year, WSI will deliver to Stonehouse a copy of its audited consolidated financial statement as of the end of such fiscal year and for the year then ending, prepared in accordance with U.S. GAAP, consistently applied.

Section 4.02 Audit. Stonehouse will have the right to audit the books and accounts of the WorldSpace Parties at any time during the Term, but not more frequently than once per year, upon reasonable advance notice in order to determine or confirm any calculation of WorldSpace EBITDA (or for purposes related thereto), and the WorldSpace Parties agree to fully cooperate with Stonehouse in connection therewith.

Section 4.03 Distributions. (a) The WorldSpace Parties agree that Distributions may be paid only (i) with Excess Funds available at the end of a given Royalty Calculation Year (such given Royalty Calculation Year referred to herein as the “Distribution Calculation Year”, and the Royalty Calculation Year following the Distribution Calculation Year referred to herein as the “Distribution Payment Year”), (ii) on or after the Second Payment Date of the applicable Distribution Payment Year, and (iii) after the Royalty Payment due and payable on such Second Payment Date has been paid in full to Stonehouse.

(b) Additionally, in no event shall any Distribution be paid unless on the date of such payment, each of the following requirements has been satisfied:

i) no breach in any material respect of a representation or warranty in the New Loan Documentation (or in any respect if a materiality standard is not provided for such representation or warranty in the New Loan Documentation), default (or event which, with the giving of notice or the passage of time, would become a default) under this Agreement or under any New Loan Documentation, has occurred and is continuing;

ii) all reserves required under any Transaction Document or New Loan Documentation are in place and at the required levels;

iii) the WorldSpace Parties are current on all expenses and other amounts owed to any Person, and the contemplated payment of the Distribution will not result in any reasonably foreseeable or likely shortfall in funds available to meet future expenses and other amounts which will become due to any Person during the subsequent twelve-month period;

iv) the payment of the Distribution is made only from earnings from the applicable Distribution Calculation Year; and

v) the payment of the Distribution is in all respects permitted under applicable law.

Section 4.04 Sale of Assets. (a) For a period of three (3) years from the Effective Date, none of the WorldSpace Parties will voluntarily sell all or substantially all of its assets, or voluntarily liquidate, without the prior written consent of Stonehouse, which consent will not be unreasonably withheld.

(b) The WorldSpace Parties will not sell any of their ownership position in any of the entities listed in Exhibit I to the Restructuring Agreement (which exhibit is incorporated herein by reference) or any of their assets listed in Exhibit H of the Restructuring Agreement (which exhibit is incorporated herein by reference) for less than fair value. For purposes of this Section 4.04(b), fair value may be conclusively established by an opinion of an internationally recognized investment banking firm engaged by WSI; provided, that in the absence of such an opinion other evidence may be used to establish fair value; and provided further, that any sale of assets by any WorldSpace Parties to an unaffiliated third party in the ordinary course of business will be presumed to be for fair value absent clear evidence to the contrary. Notwithstanding the foregoing, this Section 4.04(b) will not restrict the WorldSpace Parties from placing assets into wholly or partially owned direct or indirect subsidiaries or from entering into joint venture or financing arrangements; provided, that none of the WorldSpace Parties will sell or transfer assets to affiliates or joint ventures in which the collective ownership interests of the WorldSpace Parties is less than one hundred percent (100%) unless such sale or transfer is made for fair value (which may include, without limitation, an equity interest in the transferee) and is consistent with Section 4.04(c) hereof; and provided further, that if any of the WorldSpace Parties makes such a sale or transfer of assets to any affiliate or joint venture in which the collective ownership interests of the WorldSpace Parties is less than one hundred percent (100%), then the WorldSpace Parties will be required hereby to dedicate the consideration received in exchange for such sale or transfer to the ongoing business of the WorldSpace Enterprise which may include, without limitation, holding any equity interest in the transferee that may be part of such consideration;

(c) Notwithstanding anything which may be contained to the contrary in this Section 4.04, in Section 2.02 or elsewhere, no sale or transfer of assets of the WorldSpace Enterprise is intended to be permitted hereunder to the extent such sale or transfer would be reasonably likely, as assessed at or immediately prior to the time of such sale of transfer, to materially diminish the overall return to Stonehouse (whether through Royalty Payments, Scale-Down Fees or other fees, or any combination of the same) under this Royalty Agreement during the Term.

Section 4.05 Funding Expenditure Plan. WSI will apply the proceeds of the New Investment substantially in accordance with the Funding Expenditure Plan set forth as Exhibit B.

Section 4.06 Confidentiality. All information disclosed to any party pursuant to this Agreement will be kept confidential by such party, and will not be used by such party other than in connection with this Agreement, except to the extent such information was known by such party prior to the time it was provided to the party hereunder or is or has become lawfully obtainable from other sources, or to the extent such duty as to confidentiality and non-use is waived by the parties in writing, or except as may be required by order of any court or governmental agency. This Section 4.06 shall not apply to disclosures of information obtained hereunder by any party hereto made to such party’s legal counsel, to such party’s consultants, or to any other such Persons whose services such party may require throughout the Term. The foregoing obligation of confidentiality and non-use will survive any termination of this Agreement.

Each of the WorldSpace Parties agrees that it shall immediately notify Stonehouse if there is any change after the date hereof to any of the information described on Exhibit K to the Restructuring Agreement, and each of the WorldSpace Parties also agrees that if any Person who has not previously executed and delivered a Subordination Agreement becomes entitled to receive (or to potentially receive) Distributions (other than with respect to dividends which, pursuant to the terms hereof, may be distributed to shareholders of WSI), such Person shall immediately execute and deliver a Subordination Agreement.

Section 4.07 Subordination. Each of the WorldSpace Parties agrees that it shall immediately notify Stonehouse if there is any change after the date hereof to any of the information described on Exhibit K to the Restructuring Agreement (which exhibit is incorporated herein by reference), and each of the WorldSpace Parties also agrees that if any Person who has not previously executed and delivered a Subordination Agreement becomes entitled to receive (or to potentially receive) Distributions (other than with respect to dividends which, pursuant to the terms hereof, may be distributed to shareholders of WSI), such Person shall immediately execute and deliver a Subordination Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.01 Saving of Rights.

(a) The rights and remedies of Stonehouse in relation to any misrepresentation or breach of warranty on the part of any of the WorldSpace Parties shall not be prejudiced by any investigation by or on behalf of Stonehouse into the affairs of any of the WorldSpace Parties, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of Stonehouse in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

(b) No course of dealing or waiver by Stonehouse in connection with any condition or payment to be made under this Agreement shall impair any right, power or remedy of Stonehouse with respect to any other condition or payments, or be construed to be a waiver thereof; nor shall the action of Stonehouse with respect to any condition or payment affect or impair any right, power or remedy of Stonehouse with respect to any other condition or payment.

(c) No course of dealing and no failure or delay by Stonehouse in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Agreement or any other agreement shall waive or impair, or be construed to be a waiver of or an acquiescence in, such or any other power, remedy, discretion, authority or right under this

Agreement, or in any manner preclude its additional or future exercise; nor shall the action of Stonehouse with respect to any default, or any acquiescence by it therein, affect or impair any right, power or remedy of Stonehouse with respect to any other default.

Section 5.02 Notices. Any and all notices or other communications or deliveries required or permitted to be given pursuant to any of the provisions of this Agreement will be deemed to have been duly given for all purposes if sent both (a) by telefax and (b) by certified or registered mail, return receipt requested and postage prepaid, by hand delivery, or by an internationally recognized overnight courier, in any case to the telefax number and the address of such party listed below or to such other telefax number or address as any party may specify by notice given to the other party in accordance with this Section 5.02.

Notices to Stonehouse will be sent to:

Stonehouse Capital Ltd.

c/o Al-Murjan Organization

PO Box 52558

Jeddah 21573

Saudi Arabia

Attention: Cherif Sedky

Telefax: 011-9662-694-3466

with a copy to:

Jeffrey H. Goodman, Esq.

Fulbright & Jaworski L.L.P.

801 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2623

Telefax: 202-662-4643

Notices to the WorldSpace Parties will be sent to:

Noah A. Samara

Chairman and Chief Executive Officer

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6004

with a copy to:

Donald J. Frickel, Esq.

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6560

The date of giving of any such notice will be: (a) in the case of delivery by hand or courier, the date of delivery at the appropriate address specified in or pursuant to this Section 5.02, provided that the notice has also been sent by telefax to the appropriate telefax number specified in or pursuant to this Section 5.02; or (b) in the case of delivery by mail, five (5) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 5.02, if posted in the same country as the country of the address, and twelve (12) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 5.02, if posted in a different country than the country of the address, provided that the notice has also been sent by telefax to the appropriate telefax number specified in or pursuant to this Section 5.02.

Section 5.03 Overdue Payments. All overdue amounts payable pursuant to the terms of this Agreement shall accrue interest from the date on which payment of the relevant amount became due until the date of actual payment at a rate of LIBOR plus five percent (5%) per annum.

Section 5.04 Payment Location. All payments to Stonehouse pursuant to this Agreement shall be made by wire transfer to Account Number              at              (ABA Number             ), or to such other account, or in accordance with such other instruction, as Stonehouse may notify the WorldSpace Parties from time to time.

Section 5.05 Termination. This Agreement will automatically terminate if the Effective Date has not occurred on or before September     , 2004.

Section 5.06 Applicable Law and Dispute Resolution. This Agreement shall be deemed to be a contract made under, and shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of New York, United States of America, without regard to the conflict of laws provisions thereof (other than Section 5-1401 and 5-1402 of the General Obligations Laws of the State of New York). The parties hereto agree to submit any dispute based on any matter arising out of or relating to this Agreement or the transactions contemplated hereby to arbitration in accordance with the terms set forth on Exhibit C attached hereto.

Section 5.07 Successors and Assigns. This Agreement binds and benefits the respective successors and assigns of the parties; provided, however, that none of the WorldSpace Parties may assign or delegate any of their respective rights or obligations under this Agreement without the prior consent of Stonehouse.

Section 5.08 Waivers and Consents; Amendments. No failure or delay by any party at any time to enforce one or more of the terms, conditions or obligations of this Agreement will constitute a waiver of such terms, conditions or obligations or will preclude such party from requiring performance by the other party at any time. No waiver of the provisions hereof, or any consent given hereunder, will be effective unless in writing and signed by the party to be charged with such waiver or consent. No waiver will be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing. This Agreement may only be amended by a written instrument signed by all of the parties hereto.

Section 5.09 Joint and Several Liability. Each of the WorldSpace Parties hereby agrees that it shall be jointly and severally liable for the obligations of each of the WorldSpace Parties hereunder.

Section 5.10 Severability. All the provisions of this Agreement will be considered as separate terms and conditions. In the event any of the provisions hereof is determined to be invalid, prohibited or unenforceable by a court or other body of competent jurisdiction, this Agreement will be construed as if such invalid, prohibited or unenforceable provision has been more narrowly drawn so as not to be invalid, prohibited or unenforceable, unless such construction would be unreasonable. Notwithstanding the foregoing sentence, in the event that any provision contained in this Agreement should be determined to be invalid, prohibited or unenforceable, the validity, legality and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired thereby, unless such construction would be unreasonable.

Section 5.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which, taken together, will constitute one and the same instrument.

Section 5.12 Further Assurances. The WorldSpace Parties, at their expense, will execute and deliver promptly such additional documents, assignments, certificates and instruments as Stonehouse may reasonably request in order to effectuate the provisions of, and the transactions provided for in, this Agreement. Stonehouse, at the expense of the WorldSpace Parties, will execute and deliver promptly such additional documents, assignments, certificates and instruments as any of the WorldSpace Parties may reasonably request in order to effectuate the provisions of, and the transactions provided for in, this Agreement.

Section 5.13 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between or among the parties with respect to such subject matter hereof (including, upon the Effective Date, the Restructuring Agreement; provided, however, that the foregoing is not intended to diminish the continuing validity and effectiveness of any definitions or other terms that are defined or otherwise incorporated herein by cross-reference to the Restructuring Agreement in Sections 1.01, 3.01(c), 3.02, 4.04(b), and 4.07).

Section 5.14 Additional Exhibits. The parties hereto acknowledge and agree to the following:

(a) the financial model of the WorldSpace Enterprise (based on mutually agreed assumptions and showing mutually agreed debt coverage and equity return forecasts), current as of the Execution Date, is attached hereto as Exhibit D (the “Financial Model”);

(b) the annual operating budget of the WorldSpace Enterprise (allocated on a monthly basis, for the twelve months immediately following the date of the Restructuring), current as of the Execution Date, is attached hereto as Exhibit E (the “Annual Operating Budget”);

(c) the operating and marketing plan of the WorldSpace Enterprise, current as of the Execution Date, is attached hereto as Exhibit F (the “Operating and Marketing Plan”); and

(d) until (and including) the Effective Date, the WorldSpace Parties shall promptly notify Stonehouse in writing of any changes occurring after the Execution Date with respect to the Financial Model, the Annual Operating Budget, the Operating and Marketing Plan and/or the Funding Expenditure Plan.

Section 5.15 Tax Disclosure. Notwithstanding anything herein to the contrary, but only to the extent permitted under applicable securities laws, each party to the transactions contemplated by this Agreement (and each employee, representative and other agent thereof) is authorized to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such transactions and all materials of any kind (including opinions or other tax analyses) insofar as they relate to the tax treatment and tax structure of such transactions; provided, that this authorization does not extend to disclosure of any other information, including without limitation (a) the identity of any party to such transactions (or any affiliate thereof), (b) the existence or status of any negotiations or (c) any financial, business, legal or personal information of or regarding any party (or any of its affiliates) to the extent not related to the tax treatment or tax structure of such transactions.

*         *         *

The parties hereto have duly executed this Agreement as of September 30, 2003.

WORLDSPACE, INC.

By:	/s/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/s/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY LTD.

By:	/s/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

STONEHOUSE CAPITAL LTD.

By:	/s/ ABDULRAHMAN BIN MAHFOUZ
Abdulrahman Bin Mahfouz

By:	/s/ SULTAN BIN MAHFOUZ
Sultan Bin Mahfouz

The undersigned, Noah A. Samara, agrees to Section 2.03 of the foregoing Agreement.

/s/ NOAH A. SAMARA
Noah A. Samara

EXHIBIT A

FORM OF CONTROL AGREEMENT

ACCOUNT CONTROL AGREEMENT

THIS ACCOUNT CONTROL AGREEMENT (this “Agreement”) dated as of                  2003, is by and between (1) Stonehouse Capital Ltd. a Cayman Islands corporation (“Stonehouse”), (2) [BANK], a                      (“Depositary Bank”), and (3) WorldSpace, Inc., a Maryland corporation (“WSI”), WorldSpace International Network Inc., a company organized under the International Business Companies Act of the British Virgin Islands (“WIN”), WorldSpace Satellite Company Ltd., a company organized under the International Business Companies Act of the British Virgin Islands (“WSC”). WSI, WIN and WSC are collectively referred to as the “WorldSpace Parties.”

RECITALS:

A. Stonehouse and the WorldSpace Parties are parties to a Royalty Agreement dated as of September     , 2003, a copy of which is attached hereto as Exhibit A (the “Royalty Agreement”), pursuant to which Stonehouse shall receive certain royalty payments from WSI in order to secure certain obligations of the WorldSpace Parties under that certain Restructuring Agreement dated as of September     , 2003 (the “Restructuring Agreement”) by and among Stonehouse and the WorldSpace Parties.

B. In order to facilitate the payment of the Royalty Payments as contemplated by the Royalty Agreement, WSI is required to establish and maintain with the Depositary Bank a Royalty Reserve Account, and Royalty Reserve Annual Accounts (each, together with any successor account or accounts, a “Royalty Account” and collectively the “Royalty Accounts”) in accordance with the provisions of the Royalty Agreement.

C. Stonehouse and the WorldSpace Parties desire that the Depositary Bank enter into this Agreement in order to establish Stonehouse’s “control,” as defined in Sections 9-104 and 9106 of the New York Uniform Commercial Code as such may be in effect from time to time (the “Code”), in each Royalty Account and such other accounts as may be maintained by the WorldSpace Parties from time to time pursuant to this Agreement and the Royalty Agreement with the Depositary Bank (in its capacity as Depositary Bank or in its capacity as “securities intermediary” (as such term is defined in the Code), as the case may be), and to provide for the rights of the parties under this Agreement with respect to such accounts.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 General Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meanings as those ascribed thereto in the Royalty Agreement.

Section 1.02 Interpretation. In this Agreement, unless the context otherwise requires:

(a)	headings are for convenience only and do not affect the interpretation of this Agreement;

(b)	words importing the singular include the plural and vice versa;

(c)	a reference to an Exhibit, Article, party, Schedule or Section is a reference to that Article or Section of, or that Exhibit, party or Schedule to, this Agreement;

(d)	a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(e)	a reference to a party to any document includes that party’s successors and permitted assigns; and

(f)	“including” and “include” shall be deemed to mean “including, without limitation” and “include, without limitation.”

ARTICLE II

GRANT OF SECURITY INTEREST; DEPOSIT ACCOUNT PROVISIONS

Section 2.01 Grant of Security Interest. As security for the prompt and complete payment and performance when due of all of the obligations of the WorldSpace Parties under the Royalty Agreement, WSI hereby grants to Stonehouse a continuing first priority security interest in and to all WSI’s right, title and interest in and to the Royalty Accounts, the proceeds thereof and any and all cash, investments and securities from time to time on deposit therein.

Section 2.02 The Deposit Accounts. WSI hereby agrees and confirms that it has instructed the Depositary Bank to establish the Royalty Accounts in accordance with the provisions of the Royalty Agreement. The Depositary Bank hereby agrees and confirms that, pursuant to WSI’s written instruction, the Depositary Bank has established the Royalty Reserve Account with account numbers [IDENTIFY ACCOUNT NUMBER] in the name of “[IDENTIFY EXACT TITLE OF ACCOUNT]” and the Royalty Reserve Annual Account for calendar year 2003 with account number [IDENTIFY ACCOUNT NUMBER] in the name of “[IDENTIFY EXACT TITLE OF ACCOUNT]”. Each of the parties to this Agreement hereby

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agrees that each Royalty Account will constitute, and will be maintained as, a “deposit account” within the meaning of Article 9 of the Code (each such Royalty Account hereinafter referred to as a “Deposit Account”). Except as provided herein, the Depositary Bank has not agreed, and will not agree, with any third party to comply with instructions or other directions concerning any Deposit Account or the disposition of funds in any Deposit Account originated by such third party without the prior written consent of Stonehouse and WSI.

Section 2.03 Subordination of Lien; Waiver of Set-Off. In the event that the Depositary Bank has, or after the date hereof obtains by agreement, operation of law or otherwise, a lien or security interest in any Deposit Account or any funds or other assets credited thereto, the Depositary Bank agrees that such lien or security interest shall be subordinate to the lien and security interest of Stonehouse in such Deposit Account and/or the funds or other assets credited thereto. The funds and other assets standing to the credit of the Deposit Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than Stonehouse (except that the Depositary Bank may set off (i) all amounts due to the Depositary Bank in respect of customary costs and expenses for the routine maintenance and operation of the Deposit Accounts and (ii) the face amount of any checks that have been credited to any Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 2.04 Control. The parties hereto hereby agree that the Depositary Bank shall comply with instructions originated by Stonehouse directing disposition of funds or other assets standing to the credit of each Deposit Account without further consent by any WorldSpace Party or any other Person. Stonehouse agrees not to give any instructions that are in contravention of the provisions of the Royalty Agreement. Except as expressly provided in the Royalty Agreement, the Depositary Bank will not permit the withdrawal or other disposition of any funds standing to the credit of any Deposit Account by any WorldSpace Party without Stonehouse’s express prior written consent. The parties hereto hereby agree that Stonehouse shall have “control” within the meaning of Section 9-104 of the Code of all of the Deposit Accounts and any and all funds or other assets therein or credited thereto, and each WorldSpace Party hereby disclaims any entitlement to claim “control” of any of the Deposit Accounts.

Section 2.05 Permitted Investments. As contemplated by Section 2.01 of the Royalty Agreement, WSI shall be entitled to instruct the Depositary Bank from time to time to invest the funds and other assets standing to the credit of the Deposit Accounts in Permitted Investments; provided, however, that WSI shall be required to comply with the following provisions prior to any such investment in Permitted Investments:

(a) prior to any such investment in a Permitted Investment, WSI shall give Stonehouse ten (10) days prior written notice of its intention to instruct the Depositary Bank to invest the funds standing to the credit of a Deposit Account in a Permitted Investment, and such written notice shall contain reasonable details of the amount and nature of any such proposed Permitted Investment;

(b) each such Permitted Investment shall be made only by the creation and maintenance by WSI with the Depositary Bank of one or more “securities accounts” within the meaning of Section 8-501 of the Code; and

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(c) WSI shall ensure that Stonehouse shall have a first-priority security interest in and to each such Permitted Investment and its proceeds under the Code and any other applicable law, with effect from the date that such Permitted Investment is made, and shall take all such actions as may be necessary to create in favor of Stonehouse, and to perfect, a first-priority security interest in and to each such Permitted Investment and its proceeds.

ARTICLE III

SECURITIES ACCOUNTS

Section 3.01 Establishment of Securities Accounts. The Depositary Bank hereby agrees and confirms that it will, if requested by WSI pursuant to Article II above, establish one or more “securities accounts” within the meaning of Section 8-501 of the Code for the purpose of carrying out the instructions of WSI in connection with investments in Permitted Investments (each such account, a “Securities Account”). The parties hereto hereby agree that: (i) each Securities Account will be maintained as a “securities account” within the meaning of Section 8-501 of the Code, (ii) WSI shall be the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the Code) in respect of the “financial assets” (within the meaning of Section 8-102(a)(9) of the Code) credited to each Securities Account, and the Depositary Bank will treat WSI as entitled to exercise the rights that comprise the financial assets credited to the Securities Accounts, (iii) WSI shall direct the Depositary Bank with respect to the voting of any financial assets credited to the Securities Accounts, (iv) all “investment property” (within the meaning of Section 9-102(49) of the Code) delivered to the Depositary Bank will be held by the Depositary Bank and promptly credited to the Securities Accounts by an appropriate entry in its records in accordance with this Agreement, (v) all “financial assets” (within the meaning of Section 8102(a)(9) of the Code) in registered form or payable to or to the order of and credited to a Securities Account shall be registered in the name of, payable to or to the order of, or indorsed to, the Depositary Bank or in blank, or credited to another securities account maintained in the name of the Depositary Bank, and in no case will any financial asset credited to any Securities Account be registered in the name of, payable to or to the order of, or indorsed to, any of the WorldSpace Parties except to the extent the foregoing have been subsequently indorsed by WSI to the Depositary Bank or to Stonehouse or in blank, and (vi) the Depositary Bank shall not change the name or account number of any Securities Account without the prior written consent of Stonehouse.

Section 3.02 Securities Intermediary. The Depositary Bank hereby represents and warrants that it is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the Code and that it shall act in that capacity with respect to each Securities Account and the financial assets contained therein.

Section 3.03 Financial Assets Election. The Depositary Bank agrees that each Permitted Investment or the proceeds thereof (including any cash, security, instrument or obligation, share, participation, interest or other property whatsoever) credited to a Securities Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the Code. Notwithstanding any provision herein contained to the contrary, any property contained in a Securities Account which is not deemed to be a financial asset under applicable law will be under the exclusive dominion and control of Stonehouse.

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Section 3.04 Subordination of Lien; Waiver of Set-Off. In the event that the Depositary Bank has or subsequently obtains by agreement, by operation of law or otherwise a lien or security interest in a Securities Account or any security entitlement credited thereto, the Depositary Bank agrees that such lien or security interest shall be subordinate to the lien and security interest of Stonehouse in and to a Securities Account or any security entitlement credited thereto. The financial assets standing to the credit of the Securities Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than Stonehouse (except that the Depositary Bank may set off (i) all amounts due to the Depositary Bank in respect of customary costs and expenses for the routine maintenance and operation of the Securities Accounts and (ii) the face amount of any checks which have been credited to the Securities Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 3.05 Entitlement Orders. If at any time the Depositary Bank shall receive from Stonehouse any “entitlement order” (within the meaning of Section 8-102(a)(8) of the Code) including any other order directing the transfer or redemption of any financial asset relating to the Securities Accounts, the Depositary Bank shall comply with such entitlement order or other order without further consent by WSI or any other Person. The parties hereto hereby agree that Stonehouse shall have “control” (within the meaning of Section 8-106(d)(2) of the Code) of WSI’s “security entitlement” (within the meaning of Section 8-102(a)(17) of the Code) with respect to each Securities Account and the financial assets credited to such Securities Account, and WSI hereby disclaims any entitlement to claim “control” of such “security entitlement.”

Section 3.06 Representations Regarding Securities Accounts. Each of the WorldSpace Parties represents, warrants, and covenants, jointly and severally, to Stonehouse that WSI will be the sole entitlement holder to each Securities Account.

Section 3.07 Reliance Upon Instructions of Stonehouse. Subject to Section 3.05 hereof, it is agreed and understood that any Securities Account will be administered by the Depositary Bank, as securities intermediary, according to instructions given to it by WSI to the extent such instructions are permitted by the Royalty Agreement. As to all matters concerning administration of a Securities Account or a Deposit Account hereunder, the Depositary Bank shall be entitled, in its reasonable discretion, to request and receive direction from Stonehouse. The Depositary Bank shall be entitled to conclusively presume that any direction given to it by Stonehouse is in accordance with the Royalty Agreement.

Section 3.08 Indemnification by WorldSpace Parties. Each WorldSpace Party agrees to indemnify and defend the Depositary Bank and its officers, directors and employees from and against any and all claims, losses and liabilities, including the reasonable costs of its counsel, resulting from this Agreement (including, without limitation, enforcement of this Agreement), but excluding any such claims, losses or liabilities resulting from the gross negligence or willful misconduct or unlawful acts of the Depositary Bank or any of its officers, directors or employees, or any willful failure of the Depositary Bank or any of its officers, directors or employees to follow written directions delivered to the Depositary Bank in accordance with this Agreement.

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Section 3.09 Costs and Expenses. The WorldSpace Parties shall be responsible for, and hereby agree to pay, all reasonable out-of-pocket costs and expenses incurred by the Depositary Bank and Stonehouse in connection with the execution, administration or enforcement of this Agreement, including, but not limited to, reasonable attorneys’ fees and costs, whether or not such enforcement includes the filing of a lawsuit. Notwithstanding anything to the contrary. the WorldSpace Parties shall not be responsible for any costs or expenses incurred by the Depositary Bank or Stonehouse if such costs or expenses result from the gross negligence or willful misconduct or unlawful acts of the Depositary Bank, Stonehouse or any of their respective officers, directors or employees, or any willful failure of the Depositary Bank or any of its officers, directors or employees to follow written directions delivered to the Depositary Bank in accordance with this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Notice of Adverse Claims. Except for the claims and interest of Stonehouse and each WorldSpace Party in each Deposit Account and Securities Account, the Depositary Bank does not know of any claim to, or interest in, the Deposit Account, the Securities Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Deposit Account or any Securities Account or in any financial asset credited thereto, the Depositary Bank will promptly notify Stonehouse and the WorldSpace Parties in writing thereof.

Section 4.02 Representation and Warranty by WSI. WSI hereby represents and warrants to Stonehouse that each Royalty Account shall constitute, and shall be maintained as, either a “deposit account” within the meaning of Article 9 of the Code or a “securities account” within the meaning of Section 8-501 of the Code.

Section 4.03 Representation, Warranties and Covenants of the Depositary Bank. The Depositary Bank hereby makes the following representations, warranties and covenants:

(a) The Securities Account and/or the Deposit Account has been established as set forth in Sections 2.01 and 3.01 above and such Securities Account and/or Deposit Account will be maintained in the matter set forth herein until termination of this Agreement;

(b) This Agreement is the valid and legally binding obligation of the Depositary Bank;

(c) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account and/or the Deposit Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of WSI; and

(d) The Depositary Bank will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account, Deposit Account

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and/or any financial assets credited thereto simultaneously to each of WSI and Stonehouse at the address for each set forth in Section 4.04 of this Agreement.

Section 4.04 Notice. Any and all notices or other communications or deliveries required or permitted to be given pursuant to any of the provisions of this Agreement will be deemed to have been duly given for all purposes if sent both (a) by telefax and (b) by certified or registered mail, return receipt requested and postage prepaid, by hand delivery, or by an internationally recognized overnight courier, in any case to the telefax number and the address of such party listed below or to such other telefax number or address as any party may specify by notice given to the other party in accordance with this Section 4.04.

For Stonehouse:

Stonehouse Capital Ltd.

c/o Al-Murjan Organization

PO Box 52558

Jeddah 21573

Saudi Arabia

Attention: Cherif Sedky

Telefax: 011-9662-694-3466

with a copy to:

Jeffrey H. Goodman, Esq.

Fulbright & Jaworski L.L.P.

801 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2623

Telefax: 202-662-4643

For the WorldSpace Parties:

Noah A. Samara

Chairman and Chief Executive Officer

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6004

with a copy to:

Donald J. Frickel, Esq.

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6560

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For the [Depositary Bank]:

The date of giving of any such notice will be: (a) in the case of delivery by hand or courier, the date of delivery at the appropriate address specified in or pursuant to this Section 4.04, provided that the notice has also been sent .y telefax to the appropriate telefax number specified in or pursuant to this Section 4.04; or (b) in the case of delivery by mail, five (5) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 4.04, if posted in the same country as the country of the address, and twelve (12) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 4.04, if posted in a different country than the country of the address, provided that the notice has also been sent by telefax to the appropriate telefax number specified in or pursuant to this Section 4.04.

Section 4.05 No Other Agreements. Neither the Depositary Bank nor any WorldSpace Party has entered into any agreement with respect to the Accounts or any funds or assets standing to the credit thereof, other than this Agreement. The Depositary Bank has not entered into any agreement with WSI or any other Person purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders originated by Stonehouse in accordance herewith.

Section 4.06 Rights and Powers of Stonehouse. The rights and powers granted herein to Stonehouse have been granted in order to perfect its lien and security interests in the Deposit Accounts and any Securities Accounts that may be established hereunder, and are powers coupled with an interest and will be affected neither by the bankruptcy or insolvency of the WorldSpace Parties nor the lapse of time.

Section 4.07 Limited Rights of the WorldSpace Parties. The WorldSpace Parties shall not have any rights against or to monies held in any Deposit Account or Securities Account, as third party beneficiary or otherwise, or any right to direct the Depositary Bank to apply or transfer monies in any Deposit Account or Securities Account, except the right to receive or make requisitions of monies, or to direct the investment of monies, held in any such Deposit Account or Securities Account as expressly permitted in the Royalty Agreement and this Agreement. Except as may be expressly permitted in this Agreement and the Royalty Agreement, in no event shall any amounts or assets standing to the credit of any Deposit Account or Securities Account be registered in the name of any WorldSpace Party, payable to the order of any WorldSpace Party or specially indorsed to any WorldSpace Party, except to the extent that the foregoing have been specially indorsed to the Depositary Bank or Stonehouse or in blank.

Section 4.08 Entire Agreement. This Agreement, the Royalty Agreement and the other Transaction Documents set forth the entire Agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and all contemporaneous oral agreements concerning such subject matter.

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Section 4.09 Waivers and Consents: Amendments. No failure or delay by any party at any time to enforce one or more of the terms, conditions or obligations of this Agreement will constitute a waiver of such terms, conditions or obligations or will preclude such party from requiring performance by the other party at any time. No waiver of the provisions hereof, or any consent given hereunder, will be effective unless in writing and signed by the party to be charged with such waiver or consent. No waiver will be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing. This Agreement may only be amended by a written instrument signed by all of the parties hereto.

Section 4.10 Illegality; Validity. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to Persons or circumstances other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 4.11 Successors, Assigns. This Agreement binds and benefits the respective successors and assigns of the parties; provided, however, that none of the WorldSpace Parties nor the Depositary Bank may assign or delegate any of its respective rights or obligations under this Agreement without the prior written consent of Stonehouse.

Section 4.12 Transaction Document. This Agreement shall be a “Transaction Document” as defined in the Restructuring Agreement.

Section 4.13 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument.

Section 4.14 Further Assurances. WSI shall, upon request by Stonehouse, execute and deliver to Stonehouse and to such other Persons as Stonehouse may reasonably require, such additional documents, and shall take such other actions as Stonehouse may reasonably require, in order to perfect or evidence the security interests granted to Stonehouse hereunder. WSI also authorizes Stonehouse to file any financing or continuation statement without the signature of WSI to the extent permitted by applicable law.

Section 4.15 Continuous Perfection. WSI will not change its name or identity or change the location of its principal place of business or chief executive office unless WSI shall have given Stonehouse at least sixty (60) days prior written notice thereof and shall have taken, at the expense of WSI, all action necessary to file any financing or continuation statement that may be required under applicable law in order to continue the perfection and priority of the security interests intended to be created under this Agreement.

Section 4.16 Governing Law. This Agreement and each Deposit Account and Securities Account (including all security entitlements relating thereto) shall be governed by and construed in accordance with the laws of the State of New York. The State of New York shall be the jurisdiction of the Depositary Bank (in its capacity as depositary bank and securities intermediary) for the purposes of Articles 8 and 9 of the Code.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WORLDSPACE, INC.

By:
Noah A. Samara
Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:
Noah A. Samara
Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY LTD.

By:
Noah A. Samara
Chairman and Chief Executive Officer

STONEHOUSE CAPITAL LTD.

By:
Abdulrahman Bin Mahfouz

By:
Sultan Bin Mahfouz

[BANK]

By:

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EXHIBIT B

FUNDING EXPENDITURE PLAN

August 25, 2003

Jeffrey H. Goodman, Esq.

Gregg Harris, Esq.

Fulbright & Jaworski L.L.P.

801 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2623

Re:	Restructuring and Royalty Agreements

Dear Jeff and Gregg:

You have asked for a more descriptive version of the Funding Expenditure Plan (see, Sections 1.01 and 3.01(i) of the Loan Restructuring Agreement and Section 4.05 of the Royalty Agreement), which describes and prescribes how WorldSpace, Inc. (the Company) shall apply proceeds of the of its new investment.

The Company is currently consuming cash at the rate of $3.5 million per month. The Funding Expenditure Plan projects an increase from the current spending rate to provide for re-directed and expanded staffing, sales and marketing, incremental capital expenditures and working capital management. The fixed cost component of this plan coincides with the Annual Operating Plan previously given to you on March 17, 2003. You should consider that plan as commencing at the time of funding.

Attached hereto is a revised breakdown of spending categories and amounts for each of the first three years of operations post-financing. A descriptive narrative is included to describe the purpose and nature of each spending category.

The Loan Restructuring Agreement requires minimum cumulative investment proceeds of at least $50,000,000 to activate the restructuring. The Funding Expenditure Plan forecasts total cash requirements in the amount of “*” from the day of funding to reach EBITDA profitability and positive cash flow. This plan requires cash expenditures of “*” in year 1, “*” in Year 2 and “*” in year 3.

If at least $50 million are raised in our current financing activity, but not the total required funds, management will reduce operating activities and focus initially on the India and China markets only, thereby deferring Europe and the Middle East. Capital

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

expenditures will be delayed, marketing activities and staffing realigned based on market focus until a new, additional financing can be carried out successfully.

Please let us know if you have any further questions.

Yours sincerely,

Donald J. Frickel SVP & General Counsel

Funding Expenditure Plan

WorldSpace Funding Expenditure Plan

WORLDSPACE INC.

COSTS AND EXPENSES	YEAR 1	YEAR 2	YEAR 3
FIXED OPEX (Fixed Costs in WS Model)	“*”	“*”	“*”
VARIABLE OPEX	“*”	“*”	“*”
CAPEX	“*”	“*”	“*”
Change in Working Capital (Payables/Receivers)	“*”	“*”	“*”
Financing Need (Repayment of Saifcom Loan)	“*”	“*”	“*”
Alternative Minimum Tax	“*”	“*”	“*”
TOTAL CASH SPEND	“*”	“*”	“*”

TOTAL CASH REQUIRED AFTER CASH GENERATED FROM NET REVENUES	“*”	“*”	“*”

NET REVENUES	“*”	“*”	“*”
Subscription Audio & Multimedia	“*”	“*”	“*”
Advertising	“*”	“*”	“*”
Other	“*”	“*”	“*”
EU Mobile	“*”		“*”
CUMULATIVE RECEIVERS SOLD	“*”	“*”	“*”
END OF PERIOD SUBSCRIBERS	“*”	“*”	“*”

EBITDA (Before CAPEX)	“*”	“*”	“*”
EBITDA (Plus CAPEX)	“*”	“*”	“*”

[logo] WORLDSPACE®

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

August 2003

[Logo]

WORLDSPACE®

Use of Proceeds

Proprietary & Confidential

Use of Proceeds

Summary Use of Proceeds

$ in millions

CAPEX	“*”
Receiver Seeding	“*”
Payables	“*”
Other Financing	“*”

Operating Expenses
Variable Costs	“*”
Fixed Costs	“*”
Total Opex	“*”
Less Net Revenues	“*”
Net Operating Expenses	“*”

Total Cash Required	“*”

A. Summary of Use of Proceeds

WorldSpace requires approximately “*” in funding to rollout its services to India, China, Phase 1 of European Mobile project, South Africa and the Middle East, of which approximately “*” is earmarked for rollout of European mobile. The primary uses for this raise consist of capital expenditures of “*”, working capital of “*”, and net operating expenses of “*”.

B. Variable Costs

$ in millions

	Year 1	Year 2	Year 3	Total to B.E.
SAC	“*”	“*”	“*”	“*”
Customer Care	“*”	“*”	“*”	“*”
Production Rights	“*”	“*”	“*”	“*”

Total	“*”	“*”	“*”	“*”

Subscriber Acquisition Costs (SAC)

Total subscriber acquisition costs (SAC) are projected to be “*”, including European mobile SAC expenditures estimated at “*”. The SAC have been estimated based on the typical spends that other service providers have made for rolling out different types of services (such as cellular or ISP) using India as a benchmark. In markets that WorldSpace is targeting, even competitive service providers, such as cellular, do not offer subsidies for handsets. The SAC are estimated at “*” per subscriber in Year 1, falling to “*” per subscriber in Year 2 and “*” per subscriber in Year 3.

Proprietary & Confidential

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

SAC is primarily in the form of advertising with minimal equipment and retailer subsidies envisioned. The SAC reduce to an average of about “*” per subscriber by Year 3 as the marketing and subscriber acquisition spend in the chosen rollout markets is spread over a faster ramp-up. It is also assumed that by this time WorldSpace would have created substantial awareness based on spending in the previous years. Such a reduction in SAC is normal for other similar services. However, we are cognizant of the fact that SAC costs for the service may vary from our projections, and we have done a sensitivity analysis around this and built in substantial cushion such that if SAC costs were to double, we would still break-even by Year 3 whilst requiring approximately “*” additional funding investment.

For our European mobile business, SAC do include both equipment subsidies and marketing costs. Equipment subsidies are estimated to be “*” per subscriber for OEM customers falling to “*” by Year 8. Equipment subsidies to non-OEM customers are estimated at “*” falling to “*” by Year 7. Marketing costs per gross addition are estimated at “*”. We are also projecting an OEM revenue share of “*” and a content partner revenue share of “*” of subscription revenues. Our SAC for European Mobile also includes certain fixed sales and marketing expenditure. We are providing for a communication and advertising budget to build brand awareness, projected at “*”through Year 3, “*”in Year 4, and “*”on an annual basis thereafter. This will allow advertising campaigns in France based on media support such as TV, print, and radio. Total SAC spend for European mobile business including fixed advertising costs and sales and marketing personnel through Year 3 is approximately “*”.

Customer Care

Total spend of customer care is estimated at “*”of which “*”is for European mobile rollout. Customer care is composed of subscription management at “*” per subscriber per year, and billing, collection and other customer care items at “*” of revenues. Total spend on customer care is expected to run at approximately “*” of revenues. Customer care for our European mobile business includes subscription management and billing and collection infrastructure and is estimated at “*” per subscriber.

Performance Rights

We expect to spend a total of “*” on performance rights and royalty payments to associations such as ASCAP/BMI. Music rights are expected to average “*”of revenues. These payments are a function of the location where the content is uplinked and will vary for the different markets. For example, our content for India is uplinked from Singapore, which has an extremely favourable environment. Music rights for our European mobile business are expected to average “*” of revenues.

Proprietary & Confidential

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

C. Fixed Costs

Content

$ in millions

	Year 1	Year 2	Year 3	Total to B.E.
Local	“*”	“*”	“*”	“*”
Global	“*”	“*”	“*”	“*”
Multimedia	“*”	“*”	“*”	“*”

Total	“*”	“*”	“*”	“*”

We expect to spend approximately “*”through Year 3 on WorldSpace global branded content. A portion of our content will be produced locally in each region and we are budgeting for local content produced locally in each region and we are budgeting for local content production costs of “*”. Both the home audio and mobile service will use global and local content. Of the local spend of “*”, we expect to spend approximately “*” through Year 3 producing content specifically for Europe.

Fixed Costs

We project to spend approximately “*”on content as outlined above. WorldSpace employs approximately “*”globally, including “*” consultants. Salaries and benefits account for “*”in Year 1 rising to “*”in Year 3 as we expand our services to China, India, Europe and other markets. We expect to spend “*”on facilities and equipment including buildings, leases and other non-capitalized equipment. Our G&A spend is projected at “*”through Year 3 and includes outside services, insurance for the satellite, travel and other operating expenses. Of this “*”expenditure on G&A, we project to spend “*”for our G&A activities specifically directed towards our European mobile business. Our fixed costs excludes approximately “*” of fixed SAC costs for our European Mobile business which are accounted for above under the variable costs section.

	Year 1	Year 2	Year 3	Total to B.E.
Content	“*”	“*”	“*”	“*”
Headcount	“*”	“*”	“*”	“*”
Facilities	“*”	“*”	“*”	“*”
Other G&A1	“*”	“*”	“*”	“*”

Total	“*”	“*”	“*”	“*”

Headcount (Year 1 breakdown)

%
Content	“*”	“*”
Sales & Marketing	“*”	“*”
Engineering & Operation	“*”	“*”
G&A	“*”	“*”
Regulatory	“*”	“*”

	“*”	“*”

[1]	includes Insurance, outside services, T&E, and other G&A

Proprietary & Confidential

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

D. Capital Expenditures

$ in millions

	Year 1	Year 2	Year 3	Total to B.E.
Chipset	“*”	“*”	“*”	“*”
Repeaters	“*”	“*”	“*”	“*”
General Cap X	“*”	“*”	“*”	“*”

Total	“*”	“*”	“*”	“*”

We expect to spend a total of “*”on capital expenditures to breakeven in Year 3, of which “*” or “*” is directly attributed to the mobile service rollout. Research and development expenditures for mobile chip set development total “*”. A network of terrestrial repeaters will be built out in major cities requiring “*”capital expenditure in Year 2 and “*” in Year 3. Other general capital expenditure not specific to mobile service are estimated “*” and will be spent on uplink stations, music studios, SMS, renewals and replacements.

This total spend of “*” includes an expected spend of “*”for Phase 1 of our European mobile business. Research and development expenditures for mobile chip set development are almost “*” in total evenly split in Year 1 and Year 2. A network of terrestrial repeaters will be built out in France nation wide requiring “*” over Year 2 and Year 3. Other general capital expenditure specific to our Phase 1 rollout are estimated at “*” and will be spent on a feeder link station, studio digital platform, subsidies for receiver manufacturers investment and frequency migrating. WorldSpace has allocated approximately “*” for potential cost of migrating rural French farmer to another frequency.

E. Working Capital

WorldSpace will require approximately “*” to fund working capital needs in the near future, including about “*” for receiver financing. This expenditure will enable us to produce “*” receivers, which should be sufficient to stimulate the supply chain and ensure a steady flow of receivers into our various markets. We also require about “*” for account payables, primarily towards Alcatel to whom we owe approximately “*” on F3 and F4. The remaining “*” will go towards payment of an Alternative Minimum Tax (which may result from the cancellation of our Stonehouse debt) and other receivable financing.

Proprietary & Confidential

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

EXHIBIT C

DISPUTE RESOLUTION PROCEDURES

1. Agreement to Dispute Resolution Procedures

Any dispute, claim, or controversy arising out of or relating to the Royalty Agreement to which this Exhibit C is attached and made a part (the “Agreement”), or the performance, breach, validity, interpretation, application, or termination thereof (“Dispute”), shall be resolved in accordance with the procedures specified in this Exhibit C, which shall be the sole and exclusive procedures for the resolution of any such Dispute. As used herein, “party” shall refer either to Stonehouse or to the WorldSpace Parties (as such parties are defined in the Agreement).

2. Good Faith Negotiation

In the event of any Dispute, the parties shall first attempt in good faith to resolve such Dispute promptly by negotiation between representatives who have authority to settle the Dispute. Any party may give the other party written notice of any Dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall each include (a) a statement of the party’s position and a general summary of arguments supporting that position, and (b) the name and title of the person(s) who will represent that party in the negotiations. Within thirty (30) days after delivery of the notice of Dispute, the representatives of the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored; however, no party is required to provide confidential, trade secret, proprietary, or privileged information.

All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

If a party refuses to negotiate as provided herein, any other party may immediately initiate arbitration as provided in Section 4 below.

3. Mediation After Negotiation

If any Dispute has not been resolved by negotiation as set forth above within forty-five (45) days of delivery of the notice of Dispute, or if the parties failed to meet within thirty (30) days of delivery of the notice of Dispute (the “Negotiating Period”), the parties shall endeavor to settle the Dispute by good faith mediation. Upon the expiration of the Negotiating Period, any party may give written notice of mediation. The parties shall attempt to agree upon a qualified, neutral individual who shall serve as mediator. If the parties fail to agree upon a mediator within fifteen (15) days of delivery of the notice of mediation, the mediator will be appointed by the American Arbitration Association’s International Centre for Dispute Resolution (“AAA”) from its roster of neutral mediators.

The mediation shall occur in New York City, New York, USA within thirty (30) days after appointment of a mediator, or at such other time and place as the parties may agree. Any Dispute which remains unresolved forty-five (45) days after appointment of a mediator shall be settled by arbitration in accordance with Section 4 below.

If a party refuses to participate in the mediation process as provided herein, any other party may immediately initiate arbitration as provided in Section 4 below.

Unless otherwise agreed by the parties or ordered by the arbitrator in a subsequent arbitral proceeding as provided herein, the parties shall bear the cost of the mediation equally between them.

In the event that any party fails or refuses to participate in mediation in good faith as provided herein, the arbitrator in any subsequent arbitration is authorized to determine whether the failure to participate in the mediation was due to the bad faith of a party, and if so may award to the other party or parties all costs associated with the mediation efforts, including attorneys’ fees and costs, mediator’s fees, and administrative fees, if any.

Other than with respect to its occurrence or the failure to occur, the mediation is in all respects confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

The mediator may not serve as an arbitrator in any subsequent arbitration proceedings concerning the Dispute.

4. Agreement to Arbitrate

Any Dispute which has not been resolved by a non-binding procedure as provided herein within ninety (90) days of the initiation of such procedure shall be finally resolved by arbitration administered by the AAA under its International Arbitration Rules in effect as of the date of the Agreement (“AAA International Rules”), and judgment on the award may be entered in any court having jurisdiction thereof.

5. Selection and Appointment of Arbitrator

The Dispute shall be heard and determined by a sole arbitrator, who shall be qualified by education, training, and experience to hear and determine matters in the nature of the Dispute (the “Arbitrator”).

The parties shall attempt to agree upon a qualified individual to serve as Arbitrator. If the parties are unable to so agree within thirty (30) days of the response to the notice of arbitration, then the Arbitrator shall be selected and appointed in accordance with the AAA International Rules.

Should the Arbitrator die, resign, refuse to act, or become incapable of performing his or her functions as the Arbitrator, the AAA may declare a vacancy. The vacancy shall be filled by the method by which the Arbitrator was originally appointed.

The Arbitrator shall be bound by and shall follow the then current American Bar Association/AAA Rules of Ethics for Arbitrators.

6. Seat and Language of Arbitral Proceedings

The language of the arbitration shall be English.

The seat of the arbitration shall be New York City, New York, USA. Upon agreement of the parties and the Arbitrator, pre-hearing conferences may be held in other locations; however, the seat of the arbitration will be deemed to remain unchanged and any awards or orders will be deemed to have been made at the seat of the arbitration.

7. Governing Law

The Arbitrator shall determine the matters at issue in the Dispute in accordance with the substantive law of New York, USA.

The arbitration proceedings shall be governed by the Agreement, the AAA International Rules, and by the procedural arbitration law of the site of the arbitration, and by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

The Arbitrator shall decide the issues submitted as an arbitrator at law only and shall base his/her award, and any interim awards, upon the terms of the Agreement and the laws of New York, USA. The Arbitrator is not empowered to and shall not act as amiable compositeur or ex aequo et bono.

8. Pre-Hearing Procedure and Disposition

At the request of a party, the Arbitrator may take such interim measures and make such interim orders as it deems necessary, including measures for the preservation of assets, the conservation of goods, or the sale of perishable goods. The Arbitrator may require appropriate security as a condition of ordering such measures.

At any time after the Arbitrator is appointed and upon motion of any party, the Arbitrator shall hear and determine any preliminary issue of law asserted by a party to be dispositive, in whole or in part, of any claim or defense, pursuant to such procedures as the Arbitrator deems appropriate.

At any time after the Arbitrator is appointed and upon motion of any party, the Arbitrator may summarily determine and dismiss, in whole or in part, any claim or issue in dispute (a) if the party asserting it has failed to state a claim as a matter of law, or (b) if the pleadings and evidence show that no genuine issue of material fact exists with respect to any element of the claim or defense and that the moving party is entitled to disposition of the claim or defense as a matter of law.

If the Arbitrator deems it appropriate, keeping in mind the expedited and efficient nature of arbitration, the arbitral proceedings may be bifurcated according to claims or issues, and claims or issues may be heard and determined separately as may be appropriate.

9. Document Disclosures

Pursuant to a schedule to be established by the Arbitrator, the parties shall exchange those documents upon which the producing party may rely in support of any claim or defense. The parties may further exchange documents in response to written requests for disclosure of non-privileged documents directly relevant to the determination of the issues presented for determination by the Arbitrator. Any Dispute regarding such requests for disclosure or the adequacy of any party’s disclosures shall be determined by the Arbitrator consistent with the expedited nature of arbitration.

The Arbitrator shall take into account applicable principles of legal privilege and related protections, such as those involving the confidentiality of communications between a lawyer and a client and the work product of a lawyer, and no party or witness may be required to waive any privilege recognized at law. The Arbitrator shall issue orders as reasonably necessary to protect the confidentiality of proprietary information, trade secrets, and other sensitive information disclosed.

10. Awards and Relief

All awards shall be in writing and shall state the reasoning upon which the award rests. Any award shall be made and signed by the Arbitrator.

The Arbitrator is expressly empowered to grant any remedy or relief not expressly prohibited herein available under the applicable law, including but not limited to specific performance of the contract to the extent allowed by law, declaration of the validity, meaning, and effect of the contract and the rights or duties of the parties thereunder, and, to the extent allowed by law, prohibiting or mandating actions by a party with respect to the performance of the contract or matters arising out of or in connection therewith.

In his/her award, the Arbitrator may apportion the costs of arbitration between or among the parties in such manner as it deems reasonable, taking into account the circumstances of the case, the conduct of the parties during the proceedings, and the result of the arbitration, including requiring one party to bear all or the majority of such costs.

Unless otherwise ordered by the Arbitrator as part of his/her award, each party shall bear its own costs and expenses; and the costs of arbitration, including the fees and expenses of the Arbitrator and of any expert or other assistance engaged by the Arbitrator, shall be borne by the parties to the arbitration in equal shares.

11. Failure to Participate or to Pay Advances of Costs and Fees

The failure or refusal of any party, having been given due notice thereof, to participate at any stage of the dispute resolution proceedings shall not prevent the proceedings from continuing, nor shall such failure or refusal impair the validity of the award or cause the award to be void or voidable, nor shall it be a basis for challenge of the validity or enforceability of the award or of the arbitration proceedings.

If any party fails to timely pay an advance on fees and costs ordered by the Arbitrator or the AAA within twenty (20) days after the date set for such deposit, that party shall be deemed to be in default. The Arbitrator and/or the AAA shall then determine whether the funds on deposit are sufficient to satisfy the anticipated estimated expenses for the proceeding to continue on an expedited basis without the participation of the defaulting party. If so, the proceeding will continue without the participation of the defaulting party, and the Arbitrator may enter an award on default. Prior to entering an award on default, the Arbitrator shall require the non-defaulting party to produce such evidence and legal argument in support of its contentions as the Arbitrator may deem appropriate. The Arbitrator may receive such evidence and argument without the defaulting party’s presence or participation. If the funds on deposit are deemed insufficient to satisfy the estimated costs of continuing as provided herein, the non-defaulting party may make all or part of the requested deposit in an amount sufficient to allow the proceeding to continue without the participation of the defaulting party. If the non-defaulting party chooses not to make the requested deposit, the Arbitrator may suspend or terminate the proceedings.

12. Adherence to Time Limits

In accepting appointment, the Arbitrator shall commit that his/her schedule permits him/her to devote the reasonably necessary time and attention to the arbitration proceedings and to resolving the Dispute within the time periods set by the Agreement and by the AAA International Rules.

Any time limits set forth in this Dispute resolution agreement or in the AAA International Rules may be modified upon written agreement of the parties and the Arbitrator or by order of the Arbitrator.

Any failure of the Arbitrator to satisfy such time limits or to render a final award within the time specified shall not impair the validity of the award or cause the award to be void or voidable, nor shall it be a basis for challenge of the validity or enforceability of the award or of the arbitration proceedings.

13. Interim Measures from the Courts in Aid of Arbitration

At any time after submission of a written notice of Dispute, any party may request a court of competent jurisdiction to grant interim measures of protection: (a) to preserve the status quo pending resolution of the Dispute; (b) to prevent the destruction of documents and other information or things related to the Dispute; (c) to prevent the transfer, dissipation, or hiding of assets; and/or (d) to aid the arbitral proceedings and the award. A request for such interim measures to a judicial authority shall not be deemed incompatible with or a waiver of a party’s right to arbitrate a Dispute.

The parties agree that a court at the seat of the arbitration at the request of a party, or the Arbitrator with the consent of all parties, may consolidate two or more arbitral proceedings among the parties to the Agreement if there exist common questions of law or fact.

14. Confidentiality

Unless the parties agree otherwise, the parties, the Arbitrator, and the AAA shall treat the dispute resolution proceedings provided for herein, any related disclosures, and the decisions of the Arbitrator, as confidential, except in connection with judicial proceedings ancillary to the dispute resolution proceedings, such as a judicial challenge to, or enforcement of, the arbitral award, and unless otherwise required by law to protect a legal right of a party.

15. Survival and Severability

The terms of this Exhibit C shall survive the termination or expiration of the Agreement.

If any provision of this agreement shall be unenforceable, invalid, or unlawful in any respect, then such provision shall be deemed severable from the remaining provisions and the enforceability, validity, and lawfulness of the remaining provisions will not be impaired.

Royalty Agreement

Exhibit D

Financial Model

1.	SUMMARY MODEL

2.	WORLDSPACE MAIN MODEL

3.	EUROPEAN MOBILE MODEL

Pages 1 - 5

*

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

WorldSpace

Model Breakout

S-Main	Input		Choose the markets that the model will consider
Sum	Output		High-level summary of business opportunity
Subscriber Economics	Calculation		Calculates revenue and costs on a per customer/subscriber basis
Subscriber Economics Summary	Output		Presents Subscriber Economics
Variable Cost Assumptions	Input		Contains all Variable cost Assumptions
Pen Sum	Output		Summary of Penetrations of different Hardware in our markets
IS-D	Output		Detailed income statement, Includes summary WS Fixed Costs based on Budgets
IS	Output		Income Statement Used for Financial Model
BS	Output		WS Balance sheet shows the affect of Royalty agreement as of YE 2002
CF	Output		Cash-Flow
DCF	Output		Discounted Cash-Flow Analysis
WC Sch	Input/Calc		Uses assumptions on Working Capital needs To Calculate Balances for BS
D-N Sch	Input/Calc		Depreciation Network includes the Capital Needs for the satellite/Ground Network and Calculates the Depreciation
D-O Sch	Input/Calc		Depreciation Other includes the Capital Needs for Other General Cap-ex and Calculates the Depreciation
A-Sch	Input/Calc		Amortization Schedule Not Used
D-Sch	Input/Calc		Used to Calculate the Debt needs of the company Used in BS
I-Sch	Input/Calc		Interest Calculations
E-Sch	Input/Calc		Used to Calculate Retained Earnings for the BS
Royal Rev	Calculation		Calculates Chipset royalties company forecasts receiving from the sale of receivers
S-Audio	Input	Fixed Audio	This is the audio Assumptions page it includes all the revenue assumptions for the Fixed Audio business line
A-AD	Calculation	Fixed Audio	Fixed Audio advertising revenue using information from HA Sales and S-Audio
A-Sub	Calculation	Fixed Audio	Fixed Audio Subscription revenue using information from HA Sales and S-Audio
A-Fix	Calculation	Fixed Audio	Fixed Audio Capacity Lease revenue using information from HA Sales and S-Audio
A-Costs	Input Calculation	Fixed Audio	Variable Costs for fixed Audio Business
S-MM	Input	Multi-Media	Assumptions for the Multi-Media Business Line
MM-Sub	Calculation	Multi-Media	Multimedia Subscription Revenue using information form C-Sales DDA-Sales and S-MM
MM-Costs	Input/Calculation	Multi-Media	Variable Costs for Multi-Media business line
S-Mobile	Input	Mobile	Assumptions for the Mobile Business Line
M-AD	Calculation	Mobile	Mobile Audio advertising revenue using information from M Sales and S-Mobile
M-Sub	Calculation	Mobile	Mobile Audio Subscription revenue using information from M Sales and S-Mobile
M-Fix	Calculation	Mobile	Mobile Audio Capacity Lease revenue using information from M Sales and S-Mobile
M-Costs	Input Calculation	Mobile	Variable Costs for Mobile Business
HA Sales	Input	Fixed Audio	Home Audio Receiver Sales
DDA Sales	Input	Multi-Media	Digital Data Adapter Sales (Multi-Media Appliance)
C Sales	Input	Multi-Media	PC Card Sales (Multi-Media Appliance)
M-Sales	Input	Mobile	Mobile Receiver sales
HH	Informational	Fixed Audio	Households in our target markets
PCs	Informational	Multi-Media	PC’s in our target markets
Cars	Informational	Mobile	Cars in our Large markets
Pens	Informational		% penetration of our target market
M-Pen	Informational	Mobile	% penetration of our target market
A-Pen	Informational	Fixed Audio	% penetration of our target market
Summary by Country	Informational		Summary of Subs and Rev by Country
IS- by Country	Informational		Income Statement Broken out by Market

WorldSpace	Top – 4,nCh,S
Main Switches	Audio + Multimedia

Country Selection			Business Lines
(Y=1. N=0)			(Y=1. N=0)
#		Insert 1 to Activate Country	Audio
Middle East		1	Premium Sub	1
South Africa		1
China		1	Multimedia	1
India		1	Basic Sub.	1
			Premium Sub.	1
Scenarios		Insert 1 to Activate Scenario	Mobile	1
Decrease Penetration by	0%	1
Change Subscription
Pricing (Enter percent to lower price if you want to raise price enter negative percent)	0%

Check
4

Pages 8 – 100

*

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

EXHIBIT E

ANNUAL OPERATING BUDGET

WorldSpace Annual Operating Plan (Expense Budget) 1/3

	Contribution Margin	Headcount Expense	Travel & Entertainment	Facilities	Equipment	Sales & Marketing	Outside Services	Other	Total Expenses	EBITDA
011-CEO-OCOB
003-CEO-MESSF
004-CEO-Chan
005-CEO-Eyob
006-CEO-STPA
017-CEO-CTO
029-CEO-Roxe
Total CEO
002-COO-OCOO

111-GA-WEUM

007-FS-OCFO
008-FS-HR
009-FS-ADMN
010-FS-IT
011-FS-FINA
Total Finance-Admin				*

012-EO-PREN
013-EO-ADMN
014-EO-ADSD
015-EO-GSEN
016-EO-BCNO
018-EO-ENSO
028-EO-AFSP
Total E&O
019-AC-ADMN
020-AC-GLMU
021-AC-PROD
022-AC-BCRL
023-AC-BCSY
Total Audio Content
024-SM-SAMK

025-LR-LEGL
026-LR-REGL
Total Legal and Regulatory

027-GS-GSU
0275-GS-DOD
Total GSU

Total CSO

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

WorldSpace Annual Operating Plan (Expense Budget) 2/3

	Contribution Margin	Headcount Expense	Travel & Entertainment	Facilities	Equipment	Sales & Marketing	Outside Services	Other	Total Expenses	EBITDA
101-GA-CHIN
201-LR-CHIN 301-EO-CHIN
601-SM-CHIN
Total China

110-GA-Idi
221-FIN-Indi
321-EO-Idi
621-SM-Idi
Total India

108-GA-Indo
208-LR-Indo
308-EO-Indo
608-SM-Indo
Total Indonesia					*

109-GA-Sing
209-LR-Sing
309-EO-Sing
609-SM-Sing
Total Singapore

105-GA-Aust
205-LR-Aust
305-EO-Aust
605-SM-Aust
Total Australia

GA-Others
LR-Others
EO-Others
SM-Others
Total Others

GA-AsiaStar
LR-AsiaStar
EO-AsiaStar
SM-AsiaStar
Total AsiaStar

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

WorldSpace Annual Operating Plan (Expense Budget) 3/3

	Contribution Margin	Headcount Expense	Travel & Entertainment	Facilities	Equipment	Sales & Marketing	Outside Services	Other	Total Expenses	EBITDA
102-GA-Lond
202-LR-Lond
302-EO-Lond
602-SM-Lond
Total London

103GA-Duba
203-LR-Duba
303-EO-Duba
603-SM-Duba
Total Dubai
104-GA-Fran 204-LR-Fran
304-EO-Fran
604-SM-Fran
Total France

106-GA-Eafr					*
206-LR-Eafr
306-EO-Eafr
606-SM-Eafr
Total East Africa

107-GA-Safr
207-LR-Safr
307-EO-Safr
607-SM-Safr
Total South Africa

GA-AfriStar
LR-AfriStar
EO-AfriStar
SM-AfriStar
Total AfriStar

Total Company

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

EXHIBIT F

OPERATING AND MARKETING PLAN

Annual Operating Plan

WorldSpace Annual Operating Plan (Expense Budget) 1/3

	Contribution Margin	Headcount Expense	Travel & Entertainment	Facilities	Equipment	Sales & Marketing	Outside Services	Other	Total Expenses	EBITDA
011-CEO-OCOB
003-CEO-MESSF
004-CEO-Chan
005-CEO-Eyob
006-CEO-STPA
017-CEO-CTO
029-CEO-Roxe
Total CEO
002-COO-OCOO

111-GA-WEUM

007-FS-OCFO
008-FS-HR
009-FS-ADMN
010-FS-IT
011-FS-FINA
Total Finance-Admin
*
012-EO-PREN
013-EO-ADMN
014-EO-ADSD
015-EO-GSEN
016-EO-BCNO
018-EO-ENSO
028-EO-AFSP
Total E&O
019-AC-ADMN
020-AC-GLMU
021-AC-PROD
022-AC-BCRL
023-AC-BCSY
Total Audio Content
024-SM-SAMK

025-LR-LEGL
026-LR-REGL
Total Legal and Regulatory

027-GS-GSU
0275-GS-DOD
Total GSU

Total CSO

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

WorldSpace Annual Operating Plan (Expense Budget) 2/3

	Contribution Margin	Headcount Expense	Travel & Entertainment	Facilities	Equipment	Sales & Marketing	Outside Services	Other	Total Expenses	EBITDA
101-GA-CHIN
201-LR-CHIN
301-EO-CHIN
601-SM-CHIN
Total China

110-GA-Idi
221-FIN-Indi
321-EO-Idi
621-SM-Idi
Total India

108-GA-Indo
208-LR-Indo
308-EO-Indo
608-SM-Indo
Total Indonesia					*

109-GA-Sing
209-LR-Sing
309-EO-Sing
609-SM-Sing
Total Singapore

105-GA-Aust
205-LR-Aust
305-EO-Aust
605-SM-Aust
Total Australia

GA-Others
LR-Others
EO-Others
SM-Others
Total Others

GA-AsiaStar
LR-AsiaStar
EO-AsiaStar
SM-AsiaStar
Total AsiaStar

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

WorldSpace Annual Operating Plan (Expense Budget) 3/3

	Contribution Margin	Headcount Expense	Travel & Entertainment	Facilities	Equipment	Sales & Marketing	Outside Services	Other	Total Expenses	EBITDA
102-GA-Lond
202-LR-Lond
302-EO-Lond 602-SM-Lond
Total London

103GA-Duba
203-LR-Duba
303-EO-Duba
603-SM-Duba
Total Dubai
104-GA-Fran
204-LR-Fran
304-EO-Fran
604-SM-Fran
Total France
106-GA-Eafr					*
206-LR-Eafr
306-EO-Eafr
606-SM-Eafr
Total East Africa

107-GA-Safr
207-LR-Safr
307-EO-Safr
607-SM-Safr
Total South Africa

GA-AfriStar
LR-AfriStar
EO-AfriStar
SM-AfriStar
Total AfriStar

Total Company

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

WorldSpace Annual Operating Plan

Comparison of Financial model to Operating Plan

*

Note: There are small differences between the operating plan and financial model due to the different methodologies used.

Proprietary & Confidential

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

WorldSpace Annual Operating Plan

Gross Revenue by Month

*

Proprietary & Confidential

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

WorldSpace Annual Operating Plan

Contribution Margin by Month

*

Proprietary & Confidential

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

WorldSpace Annual Operating Plan

Revenue by Business Line

*

Proprietary & Confidential

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

WorldSpace Annual Operating Plan

Revenue Summary

*

Proprietary & Confidential

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

WorldSpace Annual Operating Plan

*

Proprietary & Confidential

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

[Logo]

WorldSpace Corporation

Global Marketing Plan

August 2003

CONTENTS

Vision and Goal	3
Objectives	3
Key Initiatives	3
The Company’s Market Segment	3
Product Capabilities	4
Audio	4
Multimedia	4
Encryption	5
Compelling Consumer Content	5
Product Road Map	5
Launch of Mobile Service	5
Product Applications	8
Target Client Markets	8
Positioning	9
Pricing	10
Distribution and Promotion	11
Sales & Marketing Budgets	12

i

Vision and Goal

WorldSpace Inc. (“WorldSpace” or the “Company”) is a satellite-based, global digital audio and multimedia broadcasting company headquartered in Washington, D.C. Since it’s founding, WorldSpace’s strategic goal has been to become a leading global media company offering a wide range of audio and multimedia services to an audience of unprecedented size. Investing over US$1.2 billion, the Company has established the world’s first satellite-based digital audio and multimedia broadcasting network, with two active satellites (AsiaStar and AfriStar) that cover Asia, Africa, the Middle East and most of Europe. WorldSpace also has one ground spare satellite and another in process. The WorldSpace high power satellites with their digitally formatted transmission capabilities provide listeners with near CD quality sound. Each satellite has three beams, and each beam can currently carry about 50 high quality digital channels.

Objectives

1.	Generate “*” in receiver sales in 2003

Ramp up receiver sales to achieve “*” in 2004

2.	Generate “*” in enterprise sales (Closed User’ Groups and Capacity Leases) in 2003

Ramp up enterprise sales to achieve “*” on 2004

3.	Generate “*” in consumer subscription sales in 2003 Ramp up consumer subscriptions to achieve “*” in 2004

Key Initiatives

•	Drive orders to a few key receiver manufacturer partners

•	Leverage manufacturer, content, and distributor partners to build co-marketing plans to implement targeted opportunities

•	Launch Mobile service

•	Target, win, and leverage reference enterprise accounts

The Company’s Market Segment

WorldSpace is a digital satellite media broadcaster. Two satellites provide audio and multimedia distribution capabilities to Africa, Asia, the Middle East, and Europe. The company produces and distributes its own audio content, partners with brow’ casters to distribute their content, and provides satellite capacity for enterprise clients to prepare and distribute their propriety content. WorldSpace is entrenched in the same market segment as XM and Sirius satellite radio companies, who each license technology from WorldSpace.

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

3

XM, Sirius, and WorldSpace: A Comparison

	XM	Sirius	WorldSpace
Founded	1992	1990	1990
Investment Since Inception	~US$1,800M*	~US$1,900M*	~US$1,200M
Business Concept	Digital Audio to Auto, Office & Home	Digital Audio to Auto, Office & Home	Digital Audio & Data to Auto, Office & Home
Current Target Region	North America	North America	Asia, Africa, Europe, ME
Subscribers/Customers	~201,000	~15,000	*
Rated	US$10/month	US$13/month	*
Sub. Acquisition cost (SAC)	~ US$130/Sub.	~US$155/Sub.	*
Present Annual OPEX Burn Rate	~ $275M*	~ US$290M*	*

*	Estimates drawn from Bear Stearns report on Satellite Radio, June 2002

**	In India for audio service @*, in Kenya for KIE project @*.

Since WorldSpace provides data or multimedia content delivery in addition to audio programming, it is unique in its comparison to XM and Sirius. For pure data and multimedia delivery services, WorldSpace shares a common market segment with other satellite technology companies such as EuroSat and PanAmSat. Again, WorldSpace is differentiated from other players in the data satellite delivery market because it also broadcasts premium audio content.

Product Capabilities

WorldSpace audio and multimedia content distribution to both home/office fixed receivers and mobile receivers.

Audio

WorldSpace digital satellite audio broadcasting provides extremely clear reception throughout a vast coverage area. Listeners equipped with a simple receiver (similar to a traditional radio, with the addition of a 4 inch diameter antenna) can tune in to WorldSpace audio broadcasts anywhere in the coverage area.

Multimedia

In addition, WorldSpace provides data and multimedia transmission capabilities. Clients can deliver data in many different formats, including web content and slide show presentations, to multiple receiving sites anywhere within the WorldSpace coverage area. To receive data or multimedia content, receiver sites simply need a PC Adaptor, small enough to fit in the palm of a

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

4

hand. The PC Adaptor acts as an antenna, enabling the user to receive digital multimedia content directly to their personal computer.

Encryption

Any audio or multimedia delivery can be encrypted, depending on the needs of a client or target audience. The WorldSpace proprietary encryption capability provides secure content delivery through encryption of information through both the uplink and receiving stages. This security mechanism is quite user friendly; clients simply enter a code either directly into their audio receiver or use an allocated a password to unlock encrypted data delivery.

Compelling Consumer Content

In addition to the delivery capabilities of the WorldSpace system, the company also produces its own, and partners with other broadcasters to produce their own, radio programming. Boasting top radio talent and best of breed partners, the company broadcasts a variety of global, regional, and local news, information, and music. From international jazz favorites produced by WorldSpace on its “Riff” channel to global news and entertainment provided by National Public Radio, the company provides a diverse range of quality programming to its listening audience.

Product Road Map

WorldSpace continues to work with key manufacturing partners to develop receivers that will lead the consumer electronics market into the future. Currently, a wide range of individual, home, and office receivers are marketed. Hardware on the market today ranges from portable, durable individual units specially suited to meet the needs of travelers, military, and harsh rural conditions to boom-box type units with CD, AM, and FM features designed to interest the younger, electronics savvy consumer. Moving into the future, WorldSpace is working with its priority manufacturing partners :o release second and third generation products with newer, more efficient chipsets and enhanced product features and functions.

Launch of Mobile Service

Additionally, WorldSpace is working with its core manufacturing and technology partners to enter the mobile, or in-car satellite radio market. XM and Sirius have paved the way, introducing satellite radio as an in-car product in the United States. WorldSpace intends to launch the first ever in-car satellite radio service in Europe, Africa, India, and South East Asia. The company and its partners have implemented an “early-entry” market penetration plan to introduce in-car mobile units beginning in 2003. The company successfully demonstrated mobile in-car satellite radio in 2002 in France, Germany, South Africa, and India. These demonstrations met with widespread success in the investment, press, automobile manufacturer, electronics, and broadcast communities.

Mobile Service Accomplishments to date:

•	Launched Successful Demonstrations in Paris, Germany, S. Africa, and India—Technology Proven, Alliances secured, Major Press Coverage

5

•	WorldSpace, Alcatel, Fraunhoffer, ST Microelectronics and XM* are core partners in European venture.

•	Automobile Manufacturers have expressed a strong interest to link up with venture. PSA, Daimler Chrysler, BMW already involved

•	WorldSpace assets F3 and F4 make the investment in the satellite infrastructure very attractive (favorably positions WS)

•	Currently in discussions to buy/absorb Global Radio

•	Morgan Stanley has already completed a first phase investment banking positioning study to assist in the fund raising.

6

*

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

7

Product Applications

The WorldSpace audio and multimedia content broadcast capabilities can be applied to numerous market needs. The company is building success on several focused applications of its capabilities: education, health, and entertainment.

Target Client Markets

WorldSpace targets its capabilities to focused consumer, government, and enterprise clients around the world. Specifically, WorldSpace is achieving success and building momentum in education, health, and entertainment markets. The following chart outlines key regional markets, a brief assessment of the ICT and media landscapes in those markets, target client categories per region, and the solution marketed to’ these clients.

Regions	Market Assessment	Target Client Categories	Solution
Africa	ICT infrastructure non-existent or expensive Very few news and entertainment options.	Private education institutions, Public education ministries, Niche consumer audiences	Health and Education content delivery. Targeted subscription content to niche consumers, i.e. expatriate populations.
China	Inconsistent ICT infrastructure nation-wide Few news and entertainment options.	Indirect sales distribution through partnerships: government telecommunications and broadcast agencies	Health and Education content delivery. Mobile satellite radio programming to niche consumers.
Europe	Tech-savvy consumer. Numerous, large expatriate populations.	Niche consumer audiences. Travel entertainment providers	Targeted subscription content to niche consumers, i.e. expatriate populations. Enterprise sales to in-flight / train travel entertainment providers.
India	ICT infrastructure expensive. Few ratio news and entertainment options. Music is valued and personal. Paid subscription entertainment is common and accepted.	Private and public education institutions. Enterprise finance industry. Niche consumer audiences.	Health and education content delivery. Data delivery to finance industry clients. Targeted subscription content to niche consumers.
South East Asia	Tech-savvy consumers. Few news and entertainment options in some locations.	Niche consumer audiences. Travel entertainment providers.	Targeted subscription content to niche consumers, i.e. expatriate populations. Enterprise sales to in-flight / train travel entertainment providers.

In 2003, the company will leverage success achieved in 2002 in both the consumer and enterprise markets. Specifically, the company will utilize the multi-million dollar United States Government contract it won in 2002 as a reference account to speed up the sales cycle of government opportunities currently in the sales pipeline, worldwide. Additionally, the successful launch of

8

WorldSpace Global Marketing Plan

August 2003

of subscription in both India and Europe in 2002 serves as both an internal and external model to continue to penetrate the European and Indian market as well as to launch subscription in Africa, South East Asia, and China

*

Positioning

WorldSpace offers the following key differentiators:

•	Low Cost one to Many Communication

•	Huge Geographic Coverage/Market Reach

•	Independent of Costly Terrestrial Infrastructure

•	Availability of Low Cost Subscriber Units

•	Mobility

•	Just in Time Information – Audio and Data (128kb/s)

•	Quality of sound

•	Flexible capacity packages for enterprise clients to efficiently purchase only needed resources

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

9

Pricing

The WorldSpace pricing schedule is competitive with other communications and media alternatives. Subscription content is available at a low monthly fee, on the basis of an annual purchase. Pricing to enterprise and government clients combines a capacity and per site fee. The pricing is set at a level to allow the company to receive margins on its resources, and simultaneously provide a competitive advantage over other ICT alternatives.

10

*

Terms Defined

Capacity Price	Fee for satellite capacity usage

Service Charge	Fee per receiver

CUG	Encrypted delivery of client specific content

Capacity Lease	Lease of satellite capacity for broadcasters

Multimedia	Delivery of data only or data and audio to a computer

Subscription	Term used specifically for consumer business

Pricing Guidelines (Applies to all):

Account managers may offer strategic discounting of up to 15%. The pricing schedule above is the minimum requirement fro the end user. Any revenue sharing partnerships will necessitate an increase in the above pricing. Contract pricing should be signed for durations of 6 months to 3 years.

Hardware, Installation, Training, and Maintenance are separate and in addition to all pricing.

Distribution and Promotion

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

11

For its entire consumer business, WorldSpace will continue to work with key partners to promote and distribute receivers and subscription packages.

In each market, the company has formed key content, manufacturer, and distributor partners.

Strategic Distribution Alliances

Region	Partners	End Client/Solution
Africa	Educational institutions, African governments, European and US agencies, NGOs	Business and Government; Consumer Subscription/Mobile
China	Government ICT and broadcast partners; Receiver partners	Business and Government; Consumer Subscription/Mobile
Europe	Joint venture with Alcatel Space, others	Consumer Subscription/Mobile
India	Automobile manufacturers, after-market distributors, consumer electronics distributors, broadcast, infrastructure	Business; Consumer Subscription/ Mobile
South East Asia	Automobile manufacturers, after market distributors, broadcast, infrastructure	Consumer Subscription/Mobile

In 2003, WorldSpace will build co-marketing plans with each of its partners to target and distribute its products in key markets. The tactics used will vary based on geographic region, target audience, and the partners’ areas of leverage in the market. Marketing distribution and promotion efforts with partners may include:

•	Direct sales

•	Events, trade shows and conferences

•	Inserts in industry publications

•	On air ads and cross promotions (on WorldSpace and on partners’ terrestrial bands) .

•	Direct marketing (mail, email)

•	Press releases, article placement, interviews for ‘expert positioning’

Sales & Marketing Budgets

Total Sales and Marketing Expenditures per region (not including head count) as well as line item expenses totaled for the regional offices appear below.

*

*	Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

12

EXHIBIT G

LOAN RESTRUCTURING AGREEMENT

among

STONEHOUSE CAPITAL LTD.

WORLDSPACE, INC.

WORLDSPACE INTERNATIONAL NETWORK INC.

and

WORLDSPACE SATELLITE COMPANY LTD.

Dated as of September 30, 2003

i

EXHIBITS

Exhibit A	Form of Original Agreement Release

Exhibit B	Form of Release

Exhibit C	Form of Escrow Agreement

Exhibit D	Form of Royalty Agreement

Exhibit E	New Loan Parameters

Exhibit F	Organizational Chart

Exhibit G	Required Consents

Exhibit H	List of Assets

Exhibit I	List of Certain Entities

Exhibit J	List of Subordinate Loans and Related Information

Exhibit K	List of Persons Entitled to Receive Distributions

Exhibit L	Dispute Resolution Procedures

Exhibit M	Form of Legal Opinion

Exhibit N	List of Certain Shareholder(s)

ii

Loan Restructuring Agreement

LOAN RESTRUCTURING AGREEMENT (this “Agreement”), dated as of September 30, 2003 (the “Execution Date”), among:

(1) STONEHOUSE CAPITAL LTD., a corporation organized and existing under the laws of the Cayman Islands (“Stonehouse”);

(2) WORLDSPACE, INC., a corporation organized and existing under the laws of the State of Maryland, the United States of America (“WSI”);

(3) WORLDSPACE INTERNATIONAL NETWORK INC., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WIN”); and

(4) WORLDSPACE SATELLITE COMPANY LTD., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WSC”).

RECITALS

A. The WorldSpace Parties and Stonehouse are parties to that certain Amended and Restated Loan Agreement and Guarantee, dated as of April 21, 2000, by and among Stonehouse, WorldSpace, WIN and Satellite Company (the “Loan Agreement”).

B. The obligations of WSI, WIN and WSC under the Loan Agreement are secured by three Security Agreements, each dated as of April 21, 2000, between Stonehouse and respectively, WSI, WIN, and WSC (each referred to herein as a “Security Agreement” and collectively as the “Security Agreements”).

C. The WorldSpace Parties have requested that Stonehouse enter into this Agreement in order to enable the WorldSpace Parties to obtain capital investment to finance the commercial expansion of their business and thereby enhance the prospective return to Stonehouse on its investment in the WorldSpace Enterprise.

1

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions and Interpretation

Section 1.01 General Definitions. Wherever used in this Agreement, the following terms have the meanings opposite them:

“Agreement”	has the meaning ascribed thereto in the Preamble hereof;

“Annual Operating Budget”	the annual operating budget (allocated on a monthly basis, for the twelve months immediately following the date of the Restructuring) which is attached as Exhibit E to the Royalty Agreement;

“Charter Documents”	in respect of any company, corporation, partnership, governmental agency, or other enterprise, its founding act, charter, articles of incorporation and by-laws, memorandum and articles of association, statute or such other constitutional instrument and any amendments thereto;

“Condition Precedent”	has the meaning ascribed thereto in Section 3.01 hereof;

“Designated Releases”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Distributions”	has the meaning ascribed thereto in the Royalty Agreement;

“Dollars”	the lawful currency of the United States of America, also represented herein with the “$” sign;

“Economic Ownership Interest”	the percentage ownership interest in an entity (which interest must include the right to receive a proportionate share of dividends, profits and similar amounts distributed by such entity) held by a Person or Persons, directly or indirectly on a fully diluted basis;

“Escrow Agent”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Escrow Agreement”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Execution Date”	has the meaning ascribed thereto in the Preamble hereof;

“Financial Model”	the financial model (based on mutually agreed assumptions and showing mutually agreed debt coverage and equity return forecasts) which is attached as Exhibit D to the Royalty Agreement;

“Fiscal Year”	the accounting year of each of the WorldSpace Parties commencing each year on January 1 and ending on the following December 31, or such other period as the WorldSpace Parties, with Stonehouse’s consent, from time to time designate as their accounting year;

2

“Funding Expenditure Plan”	the mutually agreed plan for the use of the New Loan (including, inter alia, a disbursement schedule therefor) which is attached as Exhibit B to the Royalty Agreement;

“Loan Agreement”	has the meaning ascribed thereto in the Recitals hereof;

“New Investor”	has the meaning ascribed thereto in Section 3.01(c) hereof;

“New Loan”	has the meaning ascribed thereto in Section 3.01(c) hereof;

“New Loan Documentation”	has the meaning ascribed thereto in Section 3.01(c) hereof;

“New Loan Parameters”	has the meaning ascribed thereto in Section 3.01(c) hereof;

“Operating and Marketing Plan”	the operating and marketing plan which is attached as Exhibit F to the Royalty Agreement;

“Original Agreement Release”	has the meaning ascribed thereto in Section 2.01 hereof;

“Original Agreements”	has the meaning ascribed thereto in Section 2.01 hereof;

“Outside Date”	has the meaning ascribed thereto in Section 2.02 hereof;

“Person”	any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, authority or any other entity whether acting in an individual, fiduciary or other capacity;

“Releases”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Restructuring”	has the meaning ascribed thereto in Section 3.01 hereof;

“Royalty Agreement”	has the meaning ascribed thereto in Section 3.01(b) hereof;

“Security Agreements”	has the meaning ascribed thereto in the Recitals hereof;

“Shareholders”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Stonehouse”	has the meaning ascribed thereto in the Preamble hereof;

“Subordination Agreement”	has the meaning ascribed thereto in Section 3.01(k);

“Subordinate Lenders”	has the meaning ascribed thereto in Section 3.01(k);

“Subordinate Loans”	has the meaning ascribed thereto in Section 3.01(k);

“Transaction Documents”	has the meaning ascribed thereto in Section 3.01(j) hereof;

3

“U.S. GAAP”	generally accepted accounting principles in the United States, consistently applied;

“WorldSpace Enterprise”	the assets and other resources involved in the broadcast of satellite audio and multimedia content and any investments or other assets owned, whether directly or indirectly, by WSI;

“WorldSpace Parties”	WSI, WIN and WSC, or any of them individually as the context may require;

“WIN”	has the meaning ascribed thereto in the Preamble hereof;

“WSC”	has the meaning ascribed thereto in the Preamble hereof; and

“WSI”	has the meaning ascribed thereto in the Preamble hereof.

Section 1.02 Interpretation. In this Agreement, unless the context otherwise requires:

(a) headings are for convenience only and do not affect the interpretation of this Agreement;

(b) words importing the singular include the plural and vice versa;

(c) a reference to an Exhibit, Article, party, Schedule or Section is a reference to that Article or Section of, or that Exhibit, party or Schedule to, this Agreement;

(d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(e) a reference to a party to any document includes that party’s successors and permitted assigns; and

(f) “including” and “include” shall be deemed to mean “including, without limitation” and “include, without limitation.”

ARTICLE 2

Restructuring

Section 2.01 Release of Obligations.

Upon (but not before) the satisfaction (or waiver by Stonehouse in its sole and absolute discretion) of each of the Conditions Precedent, Stonehouse shall cancel, release and discharge, by the execution and delivery of a mutual release in the form attached hereto as Exhibit A (the “Original Agreement Release”) (a) all obligations and liabilities (whether or not accrued and

4

whenever scheduled to be due and payable) of the WorldSpace Parties arising under the Loan Agreement, and (b) all of its liens and security interests under the Security Agreements (the Security Agreements and the Loan Agreement collectively referred to herein as the “Original Agreements”). Pursuant to the Original Agreement Release, the WorldSpace Parties shall cancel, release and discharge all obligations and liabilities (whether or not accrued) of Stonehouse arising under or in connection with the Loan Agreement or any of the other Original Agreements. The Original Agreement Release shall be fully executed, and delivered to the Escrow Agent, no later than the Execution Date. Until its release from escrow, the Original Agreement Release shall be held by the Escrow Agent pursuant to the Escrow Agreement. For the avoidance of doubt, the Original Agreement Release shall not become effective unless and until the Restructuring has occurred and the Original Agreement Release is released from escrow.

Section 2.02 Outside Date.

If the Restructuring does not occur by the one-year anniversary of the Execution Date or by such later date as may be agreed by Stonehouse and WSI in writing (the one-year anniversary of the Execution Date or such later date agreed by Stonehouse and WSI referred to herein as the “Outside Date”), then this Agreement will terminate, and each of the Original Agreements will remain in full force and effect and unmodified hereby (including, without limitation, with respect to the accrual of interest without interruption), as if this Agreement had never been entered into.

Section 2.03 Standstill.

At no time prior to the Outside Date shall Stonehouse, WSI, WIN, WSC, or the owners, shareholders, officers or directors of any of the foregoing initiate any legal proceedings against each other arising out of or in any way related to any of the WorldSpace Parties (or any of their affiliates), the WorldSpace Enterprise, Stonehouse (or any of its affiliates), or to any of the Original Agreements, with respect to any act, omission or claim taken or arising prior to the Outside Date, it being the intention of the aforesaid parties that there be a standstill arrangement among them until the aforesaid date in order for the WorldSpace Parties to seek new investors; provided, however, that none of the foregoing is intended to, nor shall, preclude any party hereto from enforcing its rights under this Agreement. Additionally, and notwithstanding any of the foregoing, in the event that any of the WorldSpace Parties (a) initiates voluntary bankruptcy, insolvency or similar proceedings during such standstill period, or (b) has any involuntary bankruptcy or similar proceedings initiated against it during such standstill period, or (c) takes any action to reorganize or other action which could adversely impact Stonehouse’s current investment during such standstill period, then Stonehouse shall be entitled to take any steps it deems appropriate to protect its investment, and in the case of clause (b), the WorldSpace Parties shall be entitled to take any steps they deem appropriate to protect their interest.

ARTICLE 3

Conditions Precedent

Section 3.01 Conditions Precedent. The execution and delivery of the Release (including its release from escrow) by Stonehouse (referred to herein as the “Restructuring”)

5

shall be expressly conditioned upon the fulfillment, in form and substance reasonably satisfactory to Stonehouse, of each of the following (each referred to herein as a “Condition Precedent”), or waiver thereof by Stonehouse in its sole and absolute discretion; it being acknowledged that certain of the conditions precedent below may be satisfied simultaneously with (rather than prior to) the occurrence of the Restructuring so long as such satisfaction is accomplished pursuant to closing logistics acceptable to Stonehouse.

(a) Stonehouse and each of the related individuals and entities specified in the form of release attached hereto as Exhibit B (the “Releases”) shall have received Releases, each released from escrow, unconditional and in full force and effect, and fully executed by each of the WorldSpace Parties and their respective shareholders (the “Shareholders”). All of the Releases shall be fully executed, and delivered to the Escrow Agent, no later than the Execution Date. Until their release from escrow, the Releases shall be held by Tri-State Commercial Closings, Inc. or such replacement escrow agent as may be agreed between Stonehouse and the WorldSpace Parties (Tri-State Commercial Closings, Inc. or such replacement escrow agent, as applicable, referred to herein as the “Escrow Agent”) pursuant to an escrow agreement in the form attached hereto as Exhibit C (the “Escrow Agreement”); notwithstanding the foregoing, provided that the WorldSpace Parties have used their best reasonable efforts to obtain Releases from all of the Shareholders, if the WorldSpace Parties are unable to obtain a Release from that (or those, as applicable) individual Shareholder(s) specified on Exhibit N (the “Designated Releases”), the WorldSpace Parties may, by written notice to Stonehouse not less than 15 nor more than 30 days prior to the date of the Restructuring, substitute for the Designated Releases an unsecured indemnity, in form and substance satisfactory to Stonehouse, jointly and severally from Noah Samara and Salah Idris and in favor of Stonehouse and its designees.

(b) A royalty agreement in the form attached hereto as Exhibit D (the “Royalty Agreement”) shall have been fully executed and delivered, be released from escrow, unconditional and in full force and effect. The Royalty Agreement shall be fully executed, and delivered to the Escrow Agent, no later than the Execution Date. Until its release from escrow, the Royalty Agreement shall be held by the Escrow Agent pursuant to the Escrow Agreement.

(c) After the Execution Date, WSI (and/or one or more direct or indirect subsidiaries one hundred percent (100%) of whose revenues are included in WorldSpace EBITDA, as defined in the Royalty Agreement) shall have received total cumulative investment proceeds of at least fifty million Dollars (US$50,000,000) (whether debt, equity or other form of investment or a combination thereof) (the “New Loan”) from one or more parties who, prior to the Execution Date, are not (nor were at any time previously) shareholders of WSI or any of its affiliates or subsidiaries and are not affiliates, family members or other relatives of any such shareholders, through one or more transactions including a private placement, a privately negotiated transaction and/or a public offering, all on terms substantially meeting the parameters described in Exhibit E attached hereto (the “New Loan Parameters”). The parties hereby acknowledge that one such parameter shall be that the investor or lender providing the New Loan (together with any successor or assignee thereof, the “New Investor”) agrees, pursuant to documentation which is in form and substance satisfactory to Stonehouse, that the Royalty Agreement and payment obligations thereunder shall follow the assets of the WorldSpace Parties and not be diminished or otherwise impaired upon the New Investor’s exercise of remedies under its loan agreement (or, if applicable, other similar agreement) and related documentation

6

(collectively, the “New Loan Documentation”) to foreclose on and/or sell assets following a default by any of the WorldSpace Parties.

(d) WSI shall have paid the success fee of Stonehouse’s investment bankers, Houlihan, Lokey, Howard and Zukin, not to exceed one million two hundred fifty thousand Dollars ($1,250,000), plus expenses.

(e) [Intentionally deleted.]

(f) [Intentionally deleted.]

(g) [Intentionally deleted.]

(h) [Intentionally deleted.]

(i) The factual information contained in the Financial Model, the Funding Expenditure Plan, the Annual Operating Budget, and the Operating and Marketing Plan shall continue to be true, correct, and complete, and applicable, in all material respects as of the date of the Restructuring; the projections and forecasts contained in the Financial Model, the Funding Expenditure Plan, the Annual Operating Budget, and the Operating and Marketing Plan shall continue to represent the reasonable business judgment of the WorldSpace Parties and to be based on assumptions which are fair and reasonable as of the date of the Restructuring; and updated copies of all of the foregoing, showing all changes from the prior versions, shall have been delivered to Stonehouse, together with satisfactory evidence of the New Investor’s approval thereof.

(j) Stonehouse shall have received satisfactory evidence of each WorldSpace Party’s authority to enter into this Agreement and each of the other documents contemplated hereby (including the Royalty Agreement, the Releases, the Escrow Agreement, the Original Agreement Release, and the New Loan Documentation) (this Agreement and such other documents referred to herein as the “Transaction Documents”) to be entered into by it.

(k) Stonehouse shall have received a subordination and standstill agreement, in form and substance satisfactory to Stonehouse (referred to herein as a “Subordination Agreement”), from the makers or providers of any loan or other debt (other than the New Loan and the loan under the Loan Agreement) which is existing (or with respect to which any contingent or other obligations or liabilities shall exist) as of the date of the Restructuring (the aforesaid makers or providers referred to herein collectively as the “Subordinate Lenders”; and the aforesaid loans or other debt referred to herein collectively as the “Subordinate Loans”), and Stonehouse also shall have received copies of all documentation entered into in connection with, or otherwise evidencing, the Subordinate Loans.

(l) Stonehouse shall have received an updated organizational chart certified by WSI listing all subsidiaries and other affiliates of WSI which is consistent with Exhibit F.

(m) The evidence offered by the WorldSpace Parties to Stonehouse prior to the Execution Date as to the anticipated tax consequences of the transactions contemplated hereunder (including those in connection with any “forgiveness of debt”) shall have been

7

provided to Stonehouse, without any changes that reasonably cause Stonehouse to be dissatisfied therewith.

(n) No misrepresentation or (unless cured) breach or other default hereunder by any of the WorldSpace Parties shall have occurred.

(o) Stonehouse shall have received a legal opinion, in the form attached hereto as Exhibit M, from counsel to the WorldSpace Parties.

ARTICLE 4

Representations

Section 4.01 Representations. Each of the WorldSpace Parties represents, warrants, and covenants, jointly and severally, to Stonehouse that as of the Execution Date and as of the date of the Restructuring:

(a) Such WorldSpace Party is a legal entity duly organized and validly existing under the laws of the jurisdiction in which it is organized, and has the power and authority to carry on its business and to own its properties and assets and to execute, deliver and perform this Agreement and each of the other Transaction Documents;

(b) This Agreement has been duly and validly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity);

(c) The execution, delivery and performance by it of this Agreement and each of the other Transaction Documents does not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which such WorldSpace Party is a party or by which it is bound, or any judgment, decree or order of any law, statute, rule or regulation applicable to it, or violate any of the terms or provisions of its Charter Documents;

(d) Except as disclosed and attached hereto as Exhibit G, it is not required to obtain any material consent, authorization, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the other Transaction Documents;

(e) All Charter Documents, financial reports and other documents required to be delivered to Stonehouse pursuant to the terms of the Transaction Documents prior to (and including) the date of the Restructuring are true, complete and accurate copies thereof;

(f) There are no outstanding liens on any of its assets, and no contracts or arrangements, conditional or unconditional, exist for the creation by it of any lien (other than existing liens in favor of Stonehouse, liens to secure all or part of the New Loan, and liens

8

arising by operation of law); provided, however, that if a lien arises after the Execution Date and prior to (and including) the date of the Restructuring (other than a lien in favor of Stonehouse, a lien to secure all or part of the New Loan or a lien arising by operation of law), beginning on the date such lien arises the WorldSpace Parties shall have thirty (30) days (or if shorter, until five (5) days before the date of the Restructuring) to remove such lien (and cure any adverse effects which may have arisen therefrom);

(g) Such WorldSpace Party is not in violation of any applicable statute, regulation or other law applicable to it; provided, however, that if such a violation occurs after the Execution Date and prior to (and including) the date of the Restructuring, beginning on the date such violation occurs the WorldSpace Parties shall have thirty (30) days (or if shorter, until five (5) days before the date of the Restructuring) to cure such violation (and any adverse effects which may have arisen therefrom);

(h) Such WorldSpace Party is not engaged in or threatened by any litigation, arbitration, investigation, administrative proceedings or other similar types of action; provided, however, that if any such action referenced in this subparagraph (h) occurs after the Execution Date and prior to (and including) the date of the Restructuring, beginning on the date such action occurs the WorldSpace Parties shall have thirty (30) days (or if shorter, until five (5) days before the date of the Restructuring) to have such action terminated (and cure any adverse effects which may have arisen therefrom);

(i) All material authorizations, licenses and permits required for the operation of the WorldSpace Enterprise have been obtained, and are current, valid and in full force and effect; provided, however, that if any such authorizations, licenses or permits become invalid after the Execution Date and prior to (and including) the date of the Restructuring, beginning on the date such authorizations, licenses or permits become invalid the WorldSpace Parties shall have thirty (30) days (or if shorter, until five (5) days before the date of the Restructuring) to have such authorizations, licenses or permits restored (and cure any adverse effects which may have arisen therefrom);

(j) The Financial Model, the Funding Expenditure Plan, the Annual Operating Budget and the Operating and Marketing Plan, which are subject to the assumptions and qualifications set forth therein, have been prepared by the WorldSpace Parties in good faith and do not contain any statement of present or historical fact that is not true and correct in all material respects;

(k) All tax returns and reports required by law to be filed by such WorldSpace Party have been duly filed, and taxes, obligations, fees and other governmental charges upon it, or its properties, or its income or assets, which are due and payable or to be withheld, have been paid or withheld, other than those presently payable without penalty or interest and those subject to contest diligently pursued and conducted in good faith by appropriate proceedings so long as it has set aside adequate reserves with respect thereto in accordance with U.S. GAAP; provided, however, that if the WorldSpace Parties inadvertently breach the terms of this subparagraph (k) after the Execution Date and prior to (and including) the date of the Restructuring, beginning on the date of such breach the WorldSpace Parties shall have thirty (30) days (or if shorter, until five

9

(5) days before the date of the Restructuring) to cure such breach (and any adverse effects which may have arisen therefrom);

(l) All assets material to the WorldSpace Enterprise (including intangible assets, such as licenses, material contracts, and leases of property containing operational assets) including all material assets owned by each of the WorldSpace Parties, as well as the identification of the owner of each such asset, are included on the list set forth as Exhibit H, and Exhibit H is true and complete in all material respects, and each of the WorldSpace Parties agrees that, until (and including) the date of the Restructuring, it shall immediately notify Stonehouse if there is any material change after the date hereof to any of the information described on Exhibit H;

(m) Exhibit I is an accurate and complete list of entities whose earnings are included in WSI’s consolidated income statement, as well as any other entities in which WSI has any Economic Ownership Interest as of the Execution Date, including the percentage ownership interest of WSI in each listed entity, and each of the WorldSpace Parties agrees that, until (and including) the date of the Restructuring, it shall immediately notify Stonehouse if there is any material change after the Execution Date to any of the information described on Exhibit I;

(n) Exhibit J is an accurate and complete list of the Subordinate Lenders and the Subordinate Loans (together with the documentation entered into in connection with, or otherwise evidencing, the same), existing as of the Execution Date, and each of the WorldSpace Parties agrees that, until (and including) the date of the Restructuring, it shall immediately notify Stonehouse if there is any change after the Execution Date to any of the information described on Exhibit J; and

(o) Exhibit K is an accurate and complete list of each of the Persons who, on or after the date of the Restructuring, may be entitled to receive Distributions (as defined in the Royalty Agreement) (together with the documentation entered into in connection with, or otherwise evidencing, the rights to receive such Distributions), and each of the WorldSpace Parties agrees that, until (and including) the date of the Restructuring, it shall immediately notify Stonehouse if there is any change after the date hereof to any of the information described on Exhibit K, and each of the WorldSpace Parties also agrees that if, prior to (and including) the date of the Restructuring, any Person who has not previously executed and delivered a Subordination Agreement becomes entitled to receive (or to potentially receive) Distributions (other than with respect to dividends which, pursuant to the terms of the Royalty Agreement, may be distributed to shareholders of WSI), such Person shall immediately execute and deliver a Subordination Agreement.

Section 4.02 Representations of Stonehouse. Stonehouse represents and warrants that, as of the Execution Date and as of the date of the Restructuring:

(a) It is a legal entity duly organized and validly existing under the laws of the jurisdiction in which it is organized, and has the power and authority to execute, deliver and perform this Agreement and the Original Agreement Release; and

10

(b) This Agreement and (as of the date of the Restructuring) the Original Agreement Release has been duly and validly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity).

Section 4.03 Termination of Representations. The representations, warranties and covenants set forth in Sections 4.01 and 4.02 shall terminate upon and shall not survive the occurrence of the Restructuring.

ARTICLE 5

Covenants

Section 5.01 Affirmative Covenants. Unless Stonehouse otherwise agrees, prior to (and including) the date of the Restructuring the WorldSpace Parties shall:

(a) As soon as available but in any event within one hundred twenty (120) days after the end of each Fiscal Year, deliver to Stonehouse a copy of the WorldSpace Parties’ audited consolidated financial statement as of the end of such Fiscal Year, prepared in accordance with U.S. GAAP; and

(b) Use the proceeds comprising the New Loan only in accordance with (or substantially in accordance with) the Funding Expenditure Plan.

ARTICLE 6

Miscellaneous

Section 6.01 Saving of Rights.

(a) The rights and remedies of Stonehouse in relation to any misrepresentation or breach of warranty on the part of any of the WorldSpace Parties shall not be prejudiced by any investigation by or on behalf of Stonehouse into the affairs of any of the WorldSpace Parties, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of Stonehouse in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

(b) No course of dealing or waiver by Stonehouse in connection with any condition or payment to be made under this Agreement shall impair any right, power or remedy of Stonehouse with respect to any other condition or payments, or be construed to be a waiver thereof; nor shall the action of Stonehouse with respect to any condition or payment affect or impair any right, power or remedy of Stonehouse with respect to any other condition or payment.

11

(c) No course of dealing and no failure or delay by Stonehouse in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Agreement or any other agreement shall waive or impair, or be construed to be a waiver of or an acquiescence in, such or any other power, remedy, discretion, authority or right under this Agreement, or in any manner preclude its additional or future exercise; nor shall the action of Stonehouse with respect to any default, or any acquiescence by it therein, affect or impair any right, power or remedy of Stonehouse with respect to any other default.

Section 6.02 Notices. Any and all notices or other communications or deliveries required or permitted to be given pursuant to any of the provisions of this Agreement will be deemed to have been duly given for all purposes if sent both (a) by telefax and (b) by certified or registered mail, return receipt requested and postage prepaid, by hand delivery, or by an internationally recognized overnight courier, in any case to the telefax number and the address of such party listed below or to such other telefax number or address as any party may specify by notice given to the other party in accordance with this Section 6.02.

For the WorldSpace Parties:

Noah A. Samara

Chairman and Chief Executive Officer

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6004

with a copy to:

Donald J. Frickel, Esq.

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6560

For Stonehouse:

Stonehouse Capital Ltd.

c/o Al-Murjan Organization

PO Box 52558

Jeddah 21573

Saudi Arabia

Attention: Cherif Sedky

Telefax: 011-9662-694-3466

with a copy to:

Jeffrey H. Goodman, Esq.

Fulbright & Jaworski L.L.P.

801 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2623

Telefax: 202-662-4643

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The date of giving of any such notice will be: (a) in the case of delivery by hand or courier, the date of delivery at the appropriate address specified in or pursuant to this Section 6.02, provided that the notice has also been sent by telefax to the appropriate telefax number specified in or pursuant to this Section 6.02; or (b) in the case of delivery by mail, five (5) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 6.02, if posted in the same country as the country of the address, and twelve (12) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 6.02, if posted in a different country than the country of the address, provided that the notice has also been sent by telefax to the appropriate telefax number specified in or pursuant to this Section 6.02.

Section 6.03 [Intentionally deleted.]

Section 6.04 [Intentionally deleted.]

Section 6.05 Applicable Law and Dispute Resolution. This Agreement shall be deemed to be a contract made under, and shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of New York, United States of America, without regard to the conflict of laws provisions thereof (other than Section 5-1401 and 5-1402 of the General Obligations Laws of the State of New York). The parties hereto agree to submit any dispute based on any matter arising out of or relating to this Agreement or the transactions contemplated hereby to arbitration in accordance with the terms set forth on Exhibit L attached hereto.

Section 6.06 Successors and Assigns. This Agreement binds and benefits the respective successors and assigns of the parties; provided, however, that none of the WorldSpace Parties may assign or delegate any of their respective rights or obligations under this Agreement without the prior consent of Stonehouse.

Section 6.07 Amendments, Waivers and Consents. No failure or delay by any party at any time to enforce one or more of the terms, conditions or obligations of this Agreement will constitute a waiver of such terms, conditions or obligations or will preclude such party from requiring performance by the other party at any time. No waiver of the provisions hereof, or any consent given hereunder, will be effective unless in writing and signed by the party to be charged with such waiver or consent. No waiver will be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing. This Agreement may only be amended by a written instrument signed by all of the parties hereto.

Section 6.08 Joint and Several Liability. Each of the WorldSpace Parties hereby agrees that it shall be jointly and severally liable for the obligations of each of the WorldSpace Parties hereunder.

Section 6.09 Severability. All the provisions of this Agreement will be considered as separate terms and conditions. In the event any of the provisions hereof is determined to be

13

invalid, prohibited or unenforceable by a court or other body of competent jurisdiction, this Agreement will be construed as if such invalid, prohibited or unenforceable provision has been more narrowly drawn so as not to be invalid, prohibited or unenforceable, unless such construction would be unreasonable. Notwithstanding the foregoing sentence, in the event that any provision contained in this Agreement should be determined to be invalid, prohibited or unenforceable, the validity, legality and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired thereby, unless such construction would be unreasonable.

Section 6.10 Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

Section 6.11 Further Assurances. The WorldSpace Parties will, at their cost, execute and deliver promptly such additional documents, assignments, certificates and instruments as Stonehouse may reasonably request in order to effectuate the provisions of, and the transactions provided for in, this Agreement. Stonehouse will, at the cost of the WorldSpace Parties, execute and delivery promptly such additional documents, assignments, certificates and instruments as any for the WorldSpace Parties may reasonably request in order to effectuate the provisions of, and the transactions provided for in, this Agreement (including, without limitation, the release of the liens pursuant to the Security Agreements).

Section 6.12 Entire Agreement. Subject to Section 2.02 hereof, this Agreement supersedes any prior agreement (including that certain Term Sheet executed by the parties hereto and dated as of March 1, 2003), understanding, representation or warranty between the parties as to the subject matter of this Agreement, which prior agreements, understandings, representations and warranties shall be of no continuing effect except to the extent otherwise provided herein.

*         *         *

14

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.

WORLDSPACE, INC.

By:	/S/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/S/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY LTD.

By:	/S/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

STONEHOUSE CAPITAL LTD.

By:	/S/ ABDULRAHMAN BIN MAHFOUZ
Abdulrahman Bin Mahfouz

By:	/S/ SULTAN BIN MAHFOUZ
Sultan Bin Mahfouz

15

FIRST AMENDMENT

TO

LOAN RESTRUCTURING AGREEMENT

AND

ROYALTY AGREEMENT

AMONG

STONEHOUSE CAPITAL LTD.

WORLDSPACE, INC.

WORLDSPACE INTERNATIONAL NETWORK INC.

AND

WORLDSPACE SATELLITE COMPANY, LTD.

Dated September 28, 2004

This First Amendment (“First Amendment”) made as of this 28th day of September, 2004 by and among Stonehouse Capital Ltd. (“Stonehouse”), WorldSpace, Inc. (“WSI”), WorldSpace International Network Inc. (“WIN”) and WorldSpace Satellite Company Ltd. (“WSC”) (WSI, WIN, and WSC collectively referred to herein as the “WorldSpace Parties”).

WITNESSETH:

WHEREAS, Stonehouse and the WorldSpace Parties did enter into that certain Loan Restructuring Agreement dated as of September 30, 2003 (the “Loan Restructuring Agreement”) in order to enable the WorldSpace Parties to obtain capital investment to finance the commercial expansion of their business; and

WHEREAS, Stonehouse and the WorldSpace Parties did enter into that certain Royalty Agreement dated as of September 30, 2003 (the “Royalty Agreement”) in order to establish certain rights of Stonehouse to receive royalty payments from the WorldSpace Parties; and

WHEREAS, Stonehouse, the WorldSpace Parties and Tri-State Commercial Closings, Inc. (the “Escrow Agent”) did enter into that certain Escrow Agreement dated as of September 30, 2003 (the “Escrow Agreement”) (the Loan Restructuring Agreement, the Royalty Agreement and the Escrow Agreement collectively referred to herein as the “Agreements”) in order to establish the terms by which certain documents be held in escrow; and

WHEREAS, Stonehouse and each of the WorldSpace Parties desire to amend the Loan Restructuring Agreement and the Royalty Agreement and to provide the Escrow Agent with notification of such amendments in accordance with the provisions set forth below.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Stonehouse and the WorldSpace Parties hereby agree to amend the Loan Restructuring Agreement and the Royalty Agreement and to provide the Escrow Agent with notification of such amendments as follows:

1.	Replace Section 2.02 of the Loan Restructuring Agreement with:

“If the Restructuring does not occur by March 31, 2005 or by such later date as may be agreed by Stonehouse and WSI in writing (the March 31, 2005 date or such later date agreed by Stonehouse and WSI referred to herein as the “Outside Date”), then this Agreement will terminate, and each of the Original Agreements will remain in full force and effect and unmodified hereby (including, without limitation, with respect to the accrual of interest without interruption), as if this Agreement had never been entered into.”

2.	Replace Section 1.2(b) of Exhibit B to the Loan Restructuring Agreement with:

“(b) this Release will be null and void if the date of the closing of the Debt Restructuring Transaction does not occur on or before December 31, 2005.”

3.	Replace Section 5.05 of the Royalty Agreement with:

“This Agreement will automatically terminate if the Effective Date has not occurred on or before March 31, 2005.”

4.	The forms of the Loan Restructuring Agreement, the Royalty Agreement and the Escrow Agreement attached to the Agreements as exhibits, where applicable, shall be considered to be revised to reflect the terms contained in this First Amendment.

5.	Stonehouse and WSI agree to provide the Escrow Agent with a written notice (which notice shall be countersigned by the Escrow Agent), notifying the Escrow Agent of the change to the “Outside Date” as effected by this Amendment.

6.	This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.	Except as otherwise hereby modified, all other terms, provisions and conditions of the Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be signed in their respective names as of the date first above written.

STONEHOUSE CAPITAL LIMITED

By:	/s/ ABDULRAHMAN BIN MAHFOUZ
Name:	Abdulrahman Bin Mahfouz

By:	/s/ SULTAN BIN MAHFOUZ
Name:	Sultan Bin Mahfouz

WORLDSPACE, INC.

By:	/s/ NOAH A. SAMARA
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/s/ NOAH A. SAMARA
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY, LTD.

By:	/s/ NOAH A. SAMARA
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

SECOND AMENDMENT

TO

LOAN RESTRUCTURING AGREEMENT

AND

ROYALTY AGREEMENT

AMONG

STONEHOUSE CAPITAL LTD.

(a corporation organized and existing under the laws of the Cayman Islands)

WORLDSPACE, INC.

(a corporation organized and existing under the laws of the State of Maryland)

WORLDSPACE INTERNATIONAL NETWORK INC.

(a company organized and existing under the International Business Companies Act of the British Virgin Islands)

WORLDSPACE SATELLITE COMPANY, LTD.

(a company organized and existing under the International Business Companies Act of the British Virgin Islands)

AND

WORLDSPACE, INC.

(a corporation organized and existing under the laws of the State of Delaware)

Dated as of December 30, 2004

This Second Amendment (“Second Amendment”) made as of this 30th day of December, 2004 by and among:

(i) Stonehouse Capital Ltd., a corporation organized and existing under the laws of the Cayman Islands (“Stonehouse”);

(ii) WorldSpace, Inc., a corporation organized and existing under the laws of the State of Maryland (“WSI-MD”);

(iii) WorldSpace International Network Inc., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WIN”);

(iv) WorldSpace Satellite Company Ltd., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WSC”); and

(v) WorldSpace, Inc., a corporation organized and existing under the laws of the State of Delaware (“WSI-DE”) (WSI-MD, WIN, WSC and WSI-DE collectively referred to herein as the “WorldSpace Parties”).

WITNESSETH:

WHEREAS, Stonehouse and the WorldSpace Parties (other than WSI-DE) did enter into that certain Loan Restructuring Agreement dated as of September 30, 2003, as amended by that certain First Amendment to Loan Restructuring Agreement and Royalty Agreement dated September 28, 2004 (the “Loan Restructuring Agreement”) in order to enable the WorldSpace Parties (other than WSI-DE) to obtain capital investment to finance the commercial expansion of their business;

WHEREAS, Stonehouse and the WorldSpace Parties (other than WSI-DE) did enter into that certain Royalty Agreement dated as of September 30, 2003, as amended by that certain First Amendment to Loan Restructuring Agreement and Royalty Agreement dated September 28, 2004 (the “Royalty Agreement”) in order to establish certain rights of Stonehouse to receive royalty payments from the WorldSpace Parties (other than WSI-DE) (the Loan Restructuring Agreement and the Royalty Agreement collectively referred to herein as the “Agreements”);

WHEREAS, prior to the date hereof, WSI-MD owned WIN, which in turn owned WSC;

WHEREAS, as of even date herewith, WIN will be merged with and into WSI-MD and WSI-MD will immediately thereafter be merged with and into WSI-DE (the “WSI Mergers”);

WHEREAS, upon the WSI Mergers, WSI-DE will assume all of the rights, obligations and liabilities of WIN and WSI-MD in and under the Agreements by operation of law;

WHEREAS, Stonehouse and each of the WorldSpace Parties desire to amend the Loan Restructuring Agreement and the Royalty Agreement in accordance with the provisions set forth below.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Stonehouse and the WorldSpace Parties hereby agree to amend the Loan Restructuring Agreement and the Royalty Agreement as follows:

1. Add the following term and its corresponding definition to the Royalty Agreement:

“WSI-DE”	means WorldSpace Inc., a corporation organized and existing under the laws of the State of Delaware as of the Effective Date.

2. Add the following text to become a new Section 4.03(c) to the Royalty Agreement:

(c) Distributions to those shareholders listed on Exhibit H shall not be subject to the restrictions on Distributions provided in this Section 4.03 (which Section 4.03 provides, in part, that such Distributions are expressly subordinate to the actual payment of the Royalty Payment); provided, however, that for the sake of clarity it is agreed that for purposes of calculating the Proceeds Portion in a Scale-Down Transaction, the amount of the Distributions used as a basis for such determination shall be calculated by reference to all Current Shareholders, whether or not they have been exempted from the restrictions under this Section 4.03. It is further contemplated that such shareholders listed on Exhibit H shall receive Class A common shares in WSI-DE which are not restricted as to the payment of Distributions and all other Current Shareholders will receive Class B common shares in WSI-DE and the certificates representing such Class B shares shall include a legend referencing the applicable restrictions under this Agreement.

3. Add the attached Addendum A as a new Exhibit H to the Royalty Agreement.

4. The forms of the Loan Restructuring Agreement and the Royalty Agreement (attached as exhibits to the Royalty Agreement and the Loan Restructuring Agreement, respectively) shall be considered to be revised to reflect the terms contained in this Second Amendment.

5. In executing this Second Amendment, the WorldSpace Parties acknowledge and affirm that, upon the WSI Mergers (i) all obligations and liabilities of WSI-MD and WIN (including, but not limited to, such parties’ obligations and liabilities under the Loan Restructuring Agreement and the Royalty Agreement) will be assumed by WSI-DE and (ii) WSC will become a subsidiary of WSI-DE.

6. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7. Except as otherwise hereby modified, all other terms, provisions and conditions of the Agreements shall remain in full force and effect.

8. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to any choice of law or conflict of law provisions thereof.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be signed in their respective names as of the date first above written.

(Signature page follows)

STONEHOUSE CAPITAL LTD.

By:	/s/ Cherif Sedky

Name:	Cherif Sedky

WORLDSPACE, INC., a corporation organized and existing under the laws of the State of Maryland

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY, LTD.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE, INC., a corporation organized and existing under the laws of the State of Delaware

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

Addendum A (Exhibit H to the Restructuring Agreement)

WorldSpace, Inc. Shareholders

Shareholder	Residence
Bina Aspen Rothblatt	Silver Spring, MD
Syncom	Silver Spring, MD
Keiei Joho Co., Ltd.	Tokyo, Japan
Eyob Samara	Tacoma Park, MD
PPH Cure Foundation	Washington, DC
World Against Racism Foundation	Washington, DC
Napier Pillai	Port of Spain, Trinidad & Tobago
Volunteers in Technical Assistance	San Diego, CA
Kathleen Pritchard	Bethesda, MD
Saad El Fishaway	Washington, DC
Peter Dolan	Rockville, MD
Benno Ammann	Middleburg, VA
Regula Lorenz	Middleburg, VA
Philip Olivetti	New York, NY
W.L. Pritchard & Co	Bethesda, MD
MARCOR (controlled by M. Rothblatt)	Silver Spring, MD
Robert Johnstone (Davenport)	Richmond, VA
Christine Kochman	Washington, DC
James Laramie	Great Falls, VA
Martine Rothblatt	Silver Spring, MD
Richard Allen	Washington, DC
Gabriel Rothblatt	Silver Spring, MD
Sunee Rothblatt	Silver Spring, MD
Shirley O’Neil	Gaithersburg, MD
Jenesis Rothblatt	Silver Spring, MD
Felipe Noguera	Andalusia Maravel, Trinidad & Tobago
Edmund & Mary Lou Habib	Derwood, MD
Quintiles Transnational Corp.	Raleigh, NC
Eli Rothblatt	Silver Spring, MD
Richard Butler	Victoria, Australia
Louis Bransford	Alexandria, VA
Shaista Amir Rizvi	Beltsville, MD
Jason O’Neil	Washington, DC
Salha Hassan Elkurdi	Founex, Switzerland
Tedson Meyers	Washington, DC
Abdi Sharif	Encino, CA
Teresa Bongartz
Najwa M. Sa’d	Reston, VA
Marc Kase	Reston, VA
Stephanie Zucker	Reston, VA

THIRD AMENDMENT

TO

ROYALTY AGREEMENT

AMONG

STONEHOUSE CAPITAL LTD.

(a corporation organized and existing under the laws of the Cayman Islands)

WORLDSPACE, INC.

(a corporation organized and existing under the laws of the State of Delaware)

AND

WORLDSPACE SATELLITE COMPANY, LTD.

(a company organized and existing under the International Business Companies Act of the British Virgin Islands)

Dated as of June 29, 2005

This Third Amendment (“Third Amendment”) made as of this 29th day of June 2005 by and among:

(i) Stonehouse Capital Ltd., a corporation organized and existing under the laws of the Cayman Islands (“Stonehouse”);

(ii) WorldSpace Satellite Company Ltd., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WSC”); and

(iii) WorldSpace, Inc., a corporation organized and existing under the laws of the State of Delaware (“WSI-DE”), and successor by merger to each of WorldSpace, Inc., a corporation organized under the laws of the State of Maryland (“WSI-MD”), and WorldSpace International Network Inc., a company organized under the International Business Companies Act of the British Virgin Islands (“WIN”); (WSC and WSI-DE together referred to herein as the “WorldSpace Parties”).

WITNESSETH:

WHEREAS, Stonehouse and WSC, WSI-MD and WIN did enter into that certain Royalty Agreement dated as of September 30, 2003, as amended by that certain First Amendment to Loan Restructuring Agreement and Royalty Agreement dated September 28, 2004;

WHEREAS, on December 30, 2004, Stonehouse, the WorldSpace Parties, WSI-MD and WIN did enter into that certain Second Amendment to the Loan Restructuring Agreement and Royalty Agreement among Stonehouse, WSI-MD, WIN, WSC and WSI-DE (the Royalty Agreement, as amended by the First Amendment and the Second Amendment thereto, the “Royalty Agreement”);

WHEREAS, on December 30, 2004, WIN merged with and into WSI-MD and WSI-MD immediately thereafter merged with and into WSI-DE and, by virtue of the mergers, WSI-DE assumed all of the rights, obligations and liabilities of WIN and WSI-MD in and under the Royalty Agreement by operation of law; and

WHEREAS, Stonehouse and each of the WorldSpace Parties desire to amend the Royalty Agreement in accordance with the provisions set forth below.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Stonehouse and the WorldSpace Parties hereby agree to amend the Royalty Agreement as follows:

1.	Exhibit H to the Royalty Agreement is hereby amended by adding thereto Noah A. Samara and TelUS Communications.

2.	Section 4.06 of the Royalty Agreement is amended by deleting the last paragraph thereof in its entirety.

3.	The parties agree that the WorldSpace parties obligations under Section 4.07 of the Royalty Agreement shall only apply in the event that any of the shares of Class B Common Stock, par value $.01 per share (the “Class B Shares”) of WSI-DE shall be exchanged for another instrument issued by a WorldSpace Party that entitles the holder thereof to receive Distributions, other than: (i) the exchange by Noah A. Samara and TelUS Communications of any of the Class B Shares held by them of record for shares of Class A Common Stock, par value $.01 per share (“Class A Shares”) of WSI-DE and (ii) the automatic conversion of Class B Shares into Class A Shares that is provided for in the Certificate of Incorporation of WSI-DE as at the earlier of (i) July 1, 2016 or (ii) the Second Payment Date of the Royalty Payment owed by the WorldSpace Parties in respect of the final Royalty Calculation Year for which a Royalty Payment is owed or as otherwise permitted under the Royalty Agreement; provided that the WorldSpace Parties agree that any Class B Shares that are converted into Class A Shares as a result of the July 1, 2016 trigger date shall, in no event, be paid any Distributions until all Royalty Payments then due and owning to Stonehouse under the Royalty Agreement have been paid. The parties hereto further agree that, except as specifically provided in this paragraph 3. to this Third Amendment, Section 4.07 of the Royalty Agreement shall be of no further force or effect.

4.	This Third Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.	Except as otherwise hereby modified, all other terms, provisions and conditions of the Royalty Agreement shall remain in full force and effect.

6.	This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to any choice of law or conflict of law provisions thereof.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be signed in their respective names as of the date first above written.

STONEHOUSE CAPITAL LIMITED

By:	/s/ Abdulrahman Bin Mahfouz/CS
Name:	Abdulrahman Bin Mahfouz

By:	/s/ Sultan Bin Mahfouz/CS
Name:	Sultan Bin Mahfouz

WORLDSPACE, INC., a corporation organized and existing under the laws of the State of Delaware

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY, LTD.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer